                                                                   Exhibit 10.30



          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                NORASTEMIZOLE COLLABORATION AND LICENSE AGREEMENT


            THIS NORASTEMIZOLE COLLABORATION AND LICENSE AGREEMENT is made and entered into as of the 30th day of January, 1998 by and between SEPRACOR INC. ("Sepracor"), a Delaware corporation which has offices at 111 Locke Drive, Suite 2, Marlborough, Massachusetts, and JANSSEN PHARMACEUTICA N.V., ("Janssen"), a Belgian company which has offices at Turnhoutseweg 30, B-2340 Beerse, Belgium.

            WHEREAS, Sepracor and Janssen (the "Parties") each possesses certain intellectual and industrial property rights relating to norastemizole; and

            WHEREAS, each Party is willing to grant, and the other Party desires to acquire, a license to use such rights in accordance with the terms and conditions hereinafter set forth.

            WHEREAS, the Parties desire to engage in collaborative research and development as generally described in the research and development plan attached hereto;

            NOW, THEREFORE, in consideration of the premises and mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1.    DEFINITIONS

      As used herein, the following terms shall have the following definitions.

            1.1 Affiliates. "Affiliates" of a Party hereto shall mean: (i) companies the majority of whose voting shares are now or hereafter owned or controlled directly or indirectly by such Party; (ii) companies which now or hereafter own or control directly or indirectly a majority of the voting shares of such Party; and (iii) companies a majority of whose voting shares are now or hereafter owned or controlled directly or indirectly by any company mentioned in
(i) or (ii) of this definition. A company shall be considered an "Affiliate" only for so long as such ownership or control exists. For the purposes of this definition, partnerships or similar entities where a majority-in-interest of its partners or owners are a Party hereto and/or Affiliates of such Party shall also be deemed to be Affiliates of such Party. For the purpose hereof "majority" shall mean fifty percent (50%) or more.

            1.2 Business Day. "Business Day" shall mean a day on which banks are open for business in both Marlborough, Massachusetts and Beerse, Belgium.

            1.3 Business Information. "Business Information" shall mean all information relating to the business of a Party which is disclosed by that Party to the other prior to the termination or expiration of this Agreement.

            1.4 Compound. "Compound" shall mean the compound
1-[(4-fluorophenyl)methyl]-N-(4-piperidinyl)-1H-benzimidazol-2-amine, sometimes called norastemizole, and any salts, crystal polymorphs, clathrates, and other non-covalent derivatives thereof.

            1.5 Confidential Information. "Confidential Information" shall mean those parts of Business Information and those parts of the Technical Information, whether written or oral, which are (i) not publicly known and (ii) annotated as "confidential" or "proprietary" either at the time of disclosure or, in the case of an oral disclosure, by a written instrument provided by a Party within thirty (30) days of its oral disclosure of such Business or Technical Information to the other Party (the "receiving Party"). "Confidential Information" also includes any such Technical Information or Business Information disclosed by either Party to the other Party in the course of or pursuant to the research and development collaboration as described under
Article 4.

            1.6 Cost of Goods Sold. "Cost of Goods Sold" shall mean the direct and indirect costs, which are reasonable and necessary, incurred by either Party in manufacturing or having manufactured including quality control an Rx Product for sale in the United States, in accordance with generally accepted accounting principles consistently applied and consistent with general industry practices, but excluding amounts included in Marketing and Technology Costs.

            1.7 Dollars. "Dollars" or "$" shall mean lawful money of the United States in immediately available funds.

            1.8 Effective Date. "Effective Date" shall mean the later of (a) the date on which Sepracor executes this Agreement; (b) the date on which Janssen executes this Agreement; and (c) if applicable, the next Business Day following the expiration or earlier termination of any notice and waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act").

            1.9 FDA. "FDA" shall mean the United States Food and Drug Administration.

            1.10 Janssen Patent Rights. "Janssen Patent Rights" shall mean the patents and patent applications listed on Exhibit 1.10(a) hereto, and all continuations, divisions, extensions including supplementary protection certificates, reissues, foreign equivalents or counterparts, and other filings thereof.



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

            1.11 Joint Marketing Committee. "Joint Marketing Committee" or "JMC" means the committee established pursuant to Section 5.2 below.

            1.12 Joint Research and Development Committee. "Joint Research and Development Committee" or "JR&DC" means the committee established pursuant to
Section 4.2(a) below.

            1.13 Licensed Technology. "Licensed Technology" shall mean the Patent Rights and Technical Information.

            1.14 Marketing and Technology Costs. "Marketing and Technology Costs" shall mean

                  (a) (i) any and all costs and expenses directly attributable to the selling, marketing, promotion, and administrative support, distribution, carrying of inventory and receivables incurred by either Party (including without limitation expenses incurred in connection with seminars, samples and advertising) for the commercialization of the Rx Products in United States, (ii) regulatory expenses incurred by either Party in connection with the commercialization of the Rx Products in United States or the maintenance of NDAs in United States, (iii) costs and expenses incurred in connection with Phase IV studies undertaken in connection with selling, marketing, or promoting Rx Product in the United States; and (iv) reasonable overhead allocated to the Rx Products in United States; provided, however, that (A) the expenses described in Sections 1.14(a)(i), (ii) and (iii) above shall all be determined in accordance with generally accepted accounting principles consistently applied and consistent with general industry practices, but shall all exclude amounts included in Cost of Goods Sold; (B) the expenses described in Sections 1.14(a)(i), (ii) and (iii) above are directly related to the commercialization of the Rx Products in United States, and are not incurred solely to promote the name or goodwill of the Party which incurred such expenses; and (C) absent any change of the Rx Products or change in usage of Rx Products in United States (including without limitation indications, restrictions, combinations and dosage forms) when compared to the capsule and tablet presentations of Rx Products and the initial indications of perennial allergic rhinitis and seasonal allergic rhinitis, the total expenses to be incurred under Section 1.14(a)(i) (ii) and
(iii) above shall not exceed (but shall not necessarily be equal to) a total of [**]during the period between the date of this Agreement and the second anniversary of the date of first sale of Rx Product in the United States. If there is a change of the Rx Products or change in the usage of Rx Products in the United States as indicated above, then any amount in excess of [**] during the period between the date of this Agreement and the second anniversary of the date of first sale of Rx Products in the United States must be expenses incurred


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


solely for presentations of Rx Products other than tablet or capsule or uses of Rx Products for indications other than perennial allergic rhinitis or seasonal allergic rhinitis. Any expenses incurred by either or both Parties in excess of such amounts shall not be included in Marketing and Technology Costs for the purposes of this Agreement unless otherwise agreed to in writing by the Parties; and

                  (b) royalties and other amounts to be paid as a result of good faith settlements agreed to by Sepracor and Janssen and made pursuant to Section
10.2 hereof of claims of infringement of patents of third parties with respect to the manufacture, use, or sale of Rx Products in United States.

            1.15 Operating Income. "Operating Income" shall mean, for each Payment Period, (a) the [**] of Rx Products sold in United States, [**] (b) with respect to such Rx Products, the sum of : (i) [**] ; and (ii) [**] incurred by both Parties.

            1.16 Marketing Plan. "Marketing Plan" shall mean the marketing plan established by Janssen and then reviewed prior to implementation and from time to time during its execution by the JMC in accordance with Section 5.2 below.

            1.17 NDA. "NDA" shall mean a New Drug Application for Product and its equivalents outside the United States.

            1.18 Janssen Net Invoice Price. "Janssen Net Invoice Price" shall mean, on a country-by-country basis, the [**] of Janssen, its Affiliates or its Permitted Sublicensees or assigns for a Product to third parties, ex works the manufacturing facility for such Product, [**]: any [**] and similar such charges. Janssen Net Invoice Price for a Product transferred free of charge or for consideration other than cash (except for promotional purposes relating to Product consistent with Janssen's normal business practices for pharmaceutical products not licensed from a third party) shall, for the purposes of this Agreement, be deemed to be equal to the current list price for such Product in the relevant country during the Payment Period. Janssen Net Invoice Price for a Product sold as part of a bundle shall, for the purposes of this Agreement, be deemed to be equal to the current list price of such Product in the relevant country during the Payment Period [**] of the bundle and the [**] for each and every unit in the bundle.

            1.19 OTC Product. "OTC Product" shall mean: (a) within the United States, any and all over-the-counter pharmaceutical products comprising Compound as an active ingredient; and (b) outside the United States, any and all products comprising Compound as an active ingredient and of which the legal status is a non-


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
          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

prescription medicine; both in and outside the United States, including any combination products including Compound as an active ingredient.

            1.20 Patent Rights. "Patent Rights" shall mean the Janssen Patent Rights and the Sepracor Patent Rights.

            1.21 Payment Period. "Payment Period" shall mean each of the calendar quarters as defined in the Johnson & Johnson universal calendar, as specified in Exhibit 1.21 hereto as amended by Janssen each subsequent year.

            1.22 Pre-Option Clinical Testing. "Pre-Option Clinical Testing" means: [**] as further described in Exhibit 1.22, which contains, inter alia, the above-referenced protocols.

            1.23 Products. "Products" shall mean the OTC Products and the Rx Products.

            1.24 R&D. "R&D" shall mean all NDA track research , development (including without limitation process development) and related activities directed toward development of the Rx Product for the United States market to be conducted by the Parties in accordance with the R&D Plan.

            1.25 R&D Expenses. "R&D Expenses" shall mean the expenses incurred by either Sepracor or Janssen or for their account which are incurred under the R&D Plan (as defined hereafter) and the budget to be agreed between the Parties for such R&D Plan and that are specifically attributable to the development of Rx Products for the United States market. R&D Expenses do not include the Pre-Option Clinical Testing or any other studies not in the R&D Plan agreed between the parties to be conducted prior to exercising the option as defined in
Section 2.3(a).

            1.26 R&D Plan. "R&D Plan" shall mean the plan for R&D attached as
Exhibit 1.26 hereto.


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
          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

            1.27 Revenue. "Revenue" shall mean the [**] charged by Janssen, a Janssen Affiliate or Permitted Sublicensee, to independent third parties for Rx Products in the United States during a particular Payment Period, after deduction of the following items (all determined under generally accepted accounting principles consistently applied and consistent with general industry practices), provided and to the extent such items are incurred and do not exceed reasonable and customary amounts in the market in which such sale occurred: [**] Gross invoiced sales price for an Rx Product transferred for consideration other than cash or free of charge (except for promotional purposes relating to Product consistent with Janssen's normal business practices for pharmaceutical products not licensed from a third party) shall, for the purposes of this Agreement, be deemed to be equal to the current list price for such Rx Product in the United States during the Payment Period. Gross invoiced sales price for an Rx Product sold as part of a bundle shall, for the purposes of this Agreement, be deemed to be equal to the current list price of such Rx Product in the United States during the Payment Period [**] of the bundle and the [**] for each and every unit in the bundle.

            1.28 Rx Countries. "Rx Countries" shall mean all countries other than the United States.

            1.29 Rx Product. "Rx Product" shall mean any and all prescription pharmaceutical products comprising Compound as an active ingredient, including any combination products including Compound as an active ingredient.

            1.30 Sepracor Net Invoice Price. "Sepracor Net Invoice Price" shall mean, on a country-by-country basis, the [**] of Sepracor, its Affiliates or its Permitted Sublicensees or assigns to third parties for an Rx Product, ex works the manufacturing facility for such Rx Product,[**]: any [**] and similar such charges. Sepracor Net Invoice Price for an Rx Product transferred free of charge or for consideration other than cash (except for promotional purposes relating to Product consistent with Sepracor's normal business practices for pharmaceutical products not licensed from a third party) shall, for the purposes of this Agreement, be deemed to be equal to the current list price for such Rx Product in the relevant country during the Payment Period. Sepracor Net Invoice Price for an Rx Product sold as part of a bundle shall, for the purposes of this Agreement, be deemed to be equal the current list price of such Rx Product in the relevant country during the Payment Period [**] of the bundle and [**] for each and every unit in the bundle.

            1.31 Sepracor Patent Rights. "Sepracor Patent Rights" shall mean the patents and patent applications listed on Exhibit 1.31(a) hereto, and all continuations,


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
divisions, extensions including supplementary protection certificates, reissues, foreign equivalents or counterparts, and other filings thereof.

            1.32 Technical Information. "Technical Information" of a Party shall mean all technical and scientific know-how and information, pre-clinical and clinical trial results, computer programs, knowledge, technology, means, methods, processes, practices, formulas, techniques, procedures, technical assistance, designs, drawings, apparatus, written and oral rectifications of data, specifications, assembly procedures, schematics and other valuable information of whatever nature, whether confidential or not, and whether proprietary or not, which is now in (or hereafter, during the term of this Agreement, comes into) the possession of such Party or Janssen Pharmaceutica Inc., which it is allowed to disclose and which relates specifically to the manufacture, sale, distribution, registration, use or testing of Compound and of any Product.

            1.33 Trademarks. "Trademarks" shall mean any and all trademarks, service marks and other commercial symbols listed on Exhibit 1.33 attached hereto or which Janssen may from time to time designate for inclusion in Exhibit 1.33.

            1.34 United States. "United States" shall mean the United States of America and it territories and possessions.

            1.35 Valid Claim. "Valid Claim" means, with respect to a country, a claim of any patent application or unexpired patent in such country which shall not have been withdrawn, canceled or disclaimed, nor held invalid by a court of competent jurisdiction in an unappealed or unappealable decision.

            1.36 Permitted Sublicensee. "Permitted Sublicensee" shall mean the holder of any sublicense granted pursuant to Section 2.6.

            1.37 Field."Field" shall mean histamine-mediated disorders and asthma.

2.    GRANT OF RIGHTS AND LICENSES

      Subject to all of the terms and conditions set forth in this Agreement:

            2.1   Licensing of Rights, Relation to Options.

                  (a) Sepracor hereby grants to Janssen an exclusive worldwide right and license in the Field during the term of this Agreement to develop, make, have made, use, and sell the OTC Products under the Sepracor Patent Rights and the Technical Information of Sepracor.


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
                  (b) Sepracor hereby grants to Janssen an exclusive worldwide right and license in the Field during the term of this Agreement to develop, make, have made, use and sell Compound solely for use in OTC Products under the Sepracor Patent Rights and the Technical Information of Sepracor.

                  (c) Janssen hereby grants to Sepracor a sole worldwide right and license in the Field during the term of this Agreement to make and have made the Rx Products under the Janssen Patent Rights and Technical Information of Janssen, and an exclusive right and license in the Field to develop, use and sell the Rx Products under the Janssen Patent Rights and Technical Information of Janssen in such country(ies) of Rx Countries, where and provided Janssen has not exercised the option described in Section 2.2 below in such country(ies) and with the clear understanding that Janssen always retains the exclusive rights in the Field to develop, make, have made, use and sell OTC Products and Compound solely for use in the OTC Products, as defined in Sections 2.1 (a) and (b).

                  (d) Janssen hereby grants to Sepracor a sole worldwide right and license in the Field during the term of this Agreement to make and have made the Compound solely for use in Rx Products under the Janssen Patent Rights and the Technical Information of Janssen, and an exclusive right and license in the Field to develop, use, and sell the Compound solely for use in Rx Products under the Janssen Patent Rights and the Technical Information of Janssen in such country(ies) of Rx Countries, where and provided Janssen has not exercised the option described in Section 2.2 below in such country(ies) and with the clear understanding that Janssen always retains the exclusive rights in the Field to develop, make, have made, use and sell OTC Products and Compound solely for use in OTC Products, as defined in Sections 2.1 (a) and (b).

                  (e) Janssen hereby grants to Sepracor: (i) a sole worldwide right and license in the Field during the term of this Agreement to make and have made the Rx Products under the Janssen Patent Rights and the Technical Information of Janssen, and an exclusive right and license in the Field to use, develop and sell the Rx Products under the Janssen Patent Rights and the Technical Information of Janssen in the United States; and (ii) a sole worldwide right and license in the Field during the term of the Agreement to make and have made Compound solely for use in Rx Product under the Janssen Patent Rights and the Technical Information of Janssen, and an exclusive right and license in the Field to develop, use and sell Compound solely for use in Rx Product under the Janssen Patent Rights and the Technical Information of Janssen in the United States, subject to Janssen's not exercising the option as described in Section
2.3 below and with the clear understanding that Janssen always retains the exclusive rights in the Field to develop, make, have made, use and sell OTC Products and Compound solely for use in OTC Products, as defined in Sections 2.1(a) and (b).


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
                  (f) As to the rights and licenses to Technical Information of Janssen granted in Sections 2.1(c), 2.1(d), and 2.1(e) concerning any NDA relating to Compound, Products, or astemizole owned or controlled by Janssen or any Affiliate thereof, these rights and licenses are limited to the right to read and reference those portions of such NDAs which the Parties agree are necessary in order to obtain expedited or timely approval from applicable regulatory agencies to manufacture, use, sell, or distribute Compound or Products and to respond to inquiries made by applicable regulatory agencies regarding Compound or Products, but these licenses and rights are not limited by this subsection (f) with respect to any other Technical Information of Janssen.

                  (g) In the event that Janssen exercises the option described in Section 2.2(a), Sepracor grants to Janssen a sole worldwide right and license in the Field during the term of this Agreement to make and have made the Rx Products and Compound solely for use in Rx Products under Sepracor Patent Rights and Technical Information of Sepracor, and an exclusive right and license in the Field in and for each of the Rx Countries where Janssen exercises the option during the term of this Agreement to develop, use and sell the Rx Products and Compound solely for use in Rx Products under Sepracor Patent Rights and Technical Information of Sepracor.

                  (h) In the event that Janssen exercises the option described in Section 2.3(a), Sepracor grants to Janssen a sole worldwide right and license in the Field during the term of this Agreement to make and have made the Rx Products and Compounds solely for use in Rx Products under the Sepracor Patent Rights and the Technical Information of Sepracor, and an exclusive right and license in the Field (but for Sepracor, its Affiliates, or Permitted Sublicensees subject to Section 2.3(a)) during the term of this Agreement to develop, use and sell the Rx Products and Compound solely for use in Rx Products under the Sepracor Patent Rights and the Technical Information of Sepracor in the United States.

                  (i) In the event that Janssen exercises the option described in Section 2.3(a), Janssen grants to Sepracor a sole worldwide right and license in the Field during the term of this Agreement to make and have made Rx Products and Compounds solely for use in Rx Products under the Janssen Patent Rights and the Technical Information of Janssen, and an exclusive right and license in the Field (but for Janssen, its Affiliates, or Permitted Sublicensees subject to
Section 2.3(a)) during the term of this Agreement to develop, use, and sell Rx Products and Compounds solely for use in Rx Products under the Janssen Patent Rights and the Technical Information of Janssen in the United States, and further subject to Janssen's right pursuant to Section 5.3(h) to book all sales of Rx Product in the United States.


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
                  (j) In the event that Janssen exercises the option described in Section 2.3(a) and Sepracor exercises an option described in Section 2.3(d) to convert profit-sharing and cost sharing to a royalty bearing license, then Sepracor's grants to Janssen in Section 2.1(h) shall become fully exclusive, even as to Sepracor and its Affiliates and Permitted Sublicensees, and Janssen's grants to Sepracor in Section 2.1(i) shall be terminated, except when and only to the extent Sepracor would still co-promote Rx Products in the United States, subject to the provisions of Section 5.4.

                  (k) Subject to Section 2.1(f) as soon as practical after the Effective Date, but in no event later than thirty (30) days after the Effective Date, each Party shall provide to the other Party, at no additional cost to the other Party, all of its Technical Information that is requested by the other Party and on which both Parties agree is reasonable and necessary to effectuate the purpose of this Agreement.

                  (l) For the purpose of Sections 2.1(c), (d), (e), and (i), the term "sole" shall mean exclusive but for Janssen, its Affiliates and Permitted Sublicensees, only to the extent however Janssen, its Affiliates and Permitted Sublicensees will make or have made Compound and/or Product in accordance with this Agreement.

                      For the purpose of Sections 2.1(g) and (h) the term "sole" shall mean exclusive but for Sepracor, its Affiliates and Permitted Sublicensees, only to the extent however Sepracor, its Affiliates and Permitted Sublicensees will make or have made Compound and/or Product in accordance with this Agreement.

            2.2 Option with Respect to Rx Products Outside United States.

                  (a) Sepracor hereby grants Janssen an option to a sole worldwide right and license in the Field during the term of this Agreement to make and have made the Rx Products and Compound solely for use in Rx Products under Sepracor Patent Rights and Technical Information of Sepracor and an exclusive right and license in the Field in and for each of the Rx Countries where Janssen exercises the option during the term of this Agreement to develop, use and sell the Rx Products and Compound solely for use in Rx Products under Sepracor Patent Rights and Technical Information of Sepracor. The option is granted and exercisable on a country-by-country basis.

                  (b) The option described in Section 2.2(a) above may be exercised by Janssen on a country by country basis at any time until the date which is ninety (90) days after Janssen receives from Sepracor a report(s) including the final analyzed data for the Pre-Option Clinical Testing (including the underlying data and individual patient data) or such later date as may be applicable pursuant to Section 6.2(a). If Janssen does not exercise such option by such date, then such option shall be deemed to have lapsed for such country(ies) for any and all purposes and the licenses grant to Sepracor in Sections 2.1(c) and 2.1(d) shall become effective in all


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
countries of Rx Countries where Janssen has not exercised the above mentioned option and include the right to sublicense in such countries subject to the provisions of Section 2.6. Until exercise or lapse of the option, Sepracor shall not grant any rights or licenses in the Field to any third parties with respect to the manufacture, development, use, or sale of the Rx Products and Compound under the Sepracor Patent Rights or Technical Information of Sepracor in any Rx Country(ies).

                  (c) If Janssen exercises the option described in Section 2.2(a) above in an Rx Country, and for Rx Countries other than the European Union and Japan: (i) fails to exercise reasonable diligence to develop and register Rx Products consistent with Janssen's standard practices for development and registration of similar products in such Rx Country or similar markets, or (ii) fails to launch Rx Product within nine (9) months of obtaining marketing, price and reimbursement approval in such Rx Country, or (iii) subsequently abandons promotion and sale of Rx Products in such Rx Country during the first three (3) years starting from launch of such Rx Product in such Rx Country, then rights and licenses granted to Janssen upon exercise of the option described in Section 2.2(a) may be terminated by Sepracor in such Rx Country and upon such termination Janssen grants Sepracor rights and licenses in such Rx Country as set forth in Sections 2.1(c) and 2.1(d) and under the terms and conditions of Article 7. Any marketing authorizations for Rx Product in such Rx Country shall be assigned to Sepracor, and any trademarks used in connection with Rx Product in such Rx Country shall be licensed to Sepracor on a royalty free basis in such Rx Country under normal and customary terms to be negotiated in good faith. For the purpose of this Section 2.2.(c) the term "abandon promotion and sale" shall mean the active discontinuation of selling and promotion activities to such an extent that such promotion and selling activities would be significantly less than the promotion and selling activities which would normally be spent by Janssen for similar products of Janssen in such Rx Country or similar markets.

                  (d) For the purpose of Section 2.2(a) the term "sole" shall mean exclusive but for Sepracor, its Affiliates and Permitted Sublicensees, to the extent however Sepracor, its Affiliates and Permitted Sublicensees will make or have made Compound or Product in accordance with this Agreement.

            2.3   Option with Respect to Rx Products in the United States.

                  (a) Sepracor hereby grants to Janssen an option to a sole worldwide right and license in the Field during the term of this Agreement to make and have made Rx Products and Compound solely for use in Rx Products under Sepracor Patent Rights and Technical Information of Sepracor, and an exclusive right and license in the Field (but for Sepracor, its Affiliates and Permitted Sublicensees) during the term of this Agreement to develop, use, and sell Rx Products and Compound solely for use in Rx Products under Sepracor Patent Rights and Technical


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
          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Information of Sepracor in the United States with the obligation on the Parties however, upon exercise of the option, to enter into the collaborative research and development program, including but not limited to those provisions described in Article 4, to enter into the co- promotion agreement, including but not limited to those provisions described in Section 5.3, and to enter into the profit-sharing and cost sharing agreement, including but not limited to those provisions described in Section 6.4 of this Agreement; provided, however that the co-promotion agreement will be subject to the conditions, as specified in
Section 5.3 and that the profit-sharing and cost sharing provisions may be converted by Sepracor into a royalty bearing license, as specified in Section 2.3(d). Nothing in any such subsequent agreement shall be inconsistent with the terms of this Agreement.

                  (b) The option described in Section 2.3(a) above may be exercised by Janssen at any time until the date which is forty-five (45) days after Janssen receives from Sepracor a report(s) including the final analyzed data for the Pre-Option Clinical Testing (including the underlying data and individual patient data) or such later date as may be applicable pursuant to
Section 6.2(a). If Janssen does not exercise such option by such date, such option shall be deemed to have lapsed for any and all purposes and the licenses granted to Sepracor in Sections 2.1(e) shall become effective in the United States and include the right to sublicense in the United States subject to the provisions of Section 2.6. Until exercise or lapse of the option, Sepracor shall not grant any rights or licenses in the Field to any third parties with respect to the manufacture, development, use, or sale of Rx Products and Compound under the Sepracor Patent Rights or Technical Information of Sepracor in the United States.

                  (c) If Janssen exercises the option described in Section 2.3(a) above, then the Parties shall promote and market the Rx Products in the United States in accordance with Article 5 below.

                  (d) Within (A) three (3) calendar months following the exercise of the option by Janssen pursuant to Section 2.3(a) and (B) at the latest six (6) months after an NDA is filed in the United States, Janssen will submit to Sepracor its marketing, sales and marketing expense forecast for the United States market. During the entire calendar month following the submission of such forecast, Sepracor will each time have the option (hereinafter respectively Option A and Option B) to convert the profit-sharing and cost sharing as envisaged in Section 6.4 into a royalty bearing exclusive license in the Field to Janssen for the United States market. In the event Sepracor exercises the Option A to convert such profit-sharing and cost sharing following the exercising of the option by Janssen pursuant to Section 2.3(a), Janssen shall pay a royalty to Sepracor of [**] and [**] thereafter on the Janssen Net Invoice

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


Price for each Rx Product sold by or on behalf of Janssen, its Affiliates or its Permitted Sublicensees or assigns in the United States. In the event Sepracor exercises the Option B to convert such profit-sharing and cost sharing, Janssen shall pay to Sepracor, as a consideration for development efforts and payments made by Sepracor, a royalty of [**] on the Janssen Net Invoice Price for each Rx Product sold by or on behalf of Janssen, its Affiliates or its Permitted Sublicensees or assigns in the United States. The principles of Sections 6.3(c) to (g) 6.5, 6.6, 6.8, 6.9, 6.10 and 6.11 shall apply mutatis mutandis to the royalty payments as meant under this Section 2.3(d). The exercise of the Option A or B does not release Sepracor from its obligations to pay its share of the R&D Expenses shared and to be shared by Janssen and Sepracor in accordance with the provisions of Section 6.2, which expenses are incurred prior to the date on which Sepracor exercises Option A or B.

                  (e) For the purpose of Section 2.3(a) the term "sole" shall mean exclusive but for Sepracor, its Affiliates and Permitted Sublicensees, to the extent however Sepracor, its Affiliates and Permitted Sublicensees will make or have made Compound and Product in accordance with this Agreement.

            2.4   Rights to Use Trademarks.

                  (a) If Janssen exercises the option described in Section 2.3(a) above, then Sepracor shall use the Trademarks for the United States for Rx Products on a non-exclusive basis in connection with the sale, distribution, marketing and promotion of the Rx Products in the United States. Sepracor shall not pay Janssen any additional fee for such use. Except as provided in Section 5.3(i) below, Sepracor may not use any other trademarks, trade names, service marks and commercial symbols in connection with the sale, distribution, marketing and promotion of the Rx Products in the United States.

                  (b) If Janssen exercises the option described in Section 2.3(a), all right, title and interest in the Trademarks for the United States for Rx Products shall be owned by Janssen. Sepracor shall not at any time take or omit to take any reasonable action, or permit any action to be taken on its behalf which shall in any way impair the rights of Janssen in the Trademarks.

                  (c) If Janssen exercises the option described in Section 2.2(a) for Rx Products in (an) Rx Country(ies) all right, title and interest in the Trademarks for such Rx Country(ies) where the option has been exercised shall be owned by Janssen. Sepracor shall not at any time take or omit to take any reasonable action, or permit any act to be taken on its behalf, which shall in any way impair the rights of Janssen in the Trademarks.

                  (d) If Janssen does not exercise the option for Rx Product as described in Section 2.3(a) for the United States or Janssen does not exercise the option described in Section 2.2 (a) in the European Union or in Japan, Janssen has no obligation to select, file and defend a trademark for either the United States or the European Union or Japan. In the foregoing cases it shall be Sepracor's responsibility to select, file and defend a trademark where Janssen has not exercised the option in either the United States, the European Union or Japan. Sepracor shall take into due consideration Janssen's remarks in the final choice of the trademark, and shall not select such a trademark without Janssen's consent, which consent shall not unreasonably be withheld.

                  (e) All right, title and interest in the Trademark for OTC Products shall be owned by Janssen. Sepracor shall not at any time take or omit to take any reasonable action, or permit any act to be taken on its behalf, which shall in any way impair the rights of Janssen in the Trademarks.

                  (f) Sepracor shall promptly and completely apprise Janssen of any actual, threatened or suspected infringement of any Trademark and/or the use of confusingly similar names and/or marks to the extent Sepracor has knowledge of such, and shall cooperate, at Janssen's expense, in any and all actions which Janssen may take in order to terminate such infringements and/or the use of confusingly similar names and/or marks; provided, however, that Sepracor shall not take any action to terminate such infringements and/or the use of confusingly similar names and/or marks without Janssen's prior written consent or pursuant to Janssen's prior written instructions. Except as provided in
Section 2.4(a) above, and 5.3(i) below, Sepracor has no rights in the Trademarks, other trademarks or tradenames of Janssen, or of any goodwill associated therewith, and Sepracor agrees that, except as expressly provided in this Agreement, it shall not acquire any rights in respect thereof and that all such rights and goodwill are, and shall remain, vested in Janssen.

            2.5 Janssen GMP Policy and Quality Control. In order to comply with Janssen's quality control standards, Sepracor shall as soon as and to the extent Sepracor manufactures one or more steps of Compound and/or Products for sale under a Trademark or tradename of Janssen or its Affiliates:

                  (a) maintain the quality of Products by adhering to applicable GMP standards and to those specific quality control standards that may from time to time be communicated to Sepracor by or on behalf of Janssen with respect to Products (the current version of which is to be provided within ten (10) days of the execution date of this Agreement and shall constitute Exhibit 2.5(a), and with respect to which Janssen reserves the right to change from time to time without Sepracor's consent); provided, however, that those specific Janssen standards shall be no higher than the standards by which Janssen manufactures, uses and sells such Products itself

(or through its licensees, Permitted Sublicensees (if any) and assigns); further provided, however, that unless otherwise agreed to in writing by the Parties, Sepracor shall have three (3) months from its receipt as defined in the notice provisions of Section 13.6 of Janssen's quality control standards set forth in
Exhibit 2.5(a) to ensure compliance therewith, and should Janssen amend such quality control standards Sepracor shall have three (3) months from its receipt as defined in the notice provisions of Section 13.6 of any amendment to institute any changes necessitated by any such amendment.

                  (b) use the Trademarks in compliance with all relevant laws and regulations and in accordance with Janssen's instructions;

                  (c) submit samples of Products and appropriate documentation therefor to Janssen, upon the request of Janssen, so as to enable Janssen to inspect such samples and documentation and confirm that Sepracor is in compliance with its obligations under this Section; and

                  (d) not modify any of the Trademarks in any way and not use any of the Trademarks on any goods or services other than the Rx Products.

            2.6 Right to Sublicense. Each Party shall have the right to sublicense any of the rights and licenses granted hereunder with the other Party's prior written consent (such consent not to be unreasonably withheld), so long as the sublicensor remains responsible to the other Party under this Agreement and each such sublicensee confirms in writing to the sublicensor that it agrees to be bound by all of the terms and conditions contained in this Agreement; provided, however, that Sepracor's consent shall not be required with respect to sublicenses granted by Janssen in any of the Rx Countries where Janssen has exercised the option of Section 2.2(a) with regard to Rx Product, and with regard to OTC Products in all countries worldwide; further provided, however, that Janssen's consent shall not be required if Janssen terminates this Agreement pursuant to Section 12.3, or with respect to sublicenses granted by Sepracor in the United States in the event that Janssen does not exercise the option of Section 2.3(a). Neither Party shall have any other right to sublicense such rights and licenses.

            2.7 No Rights by Implication. No rights or licenses with respect to Licensed Technology are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

            2.8 HSR Act Filing.

                  (a) To the extent necessary, each of Sepracor and Janssen shall file within fifteen (15) days after the date of this Agreement with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, any notification and report form required of it in the reasonable opinion of both Parties under the HSR Act with respect to the transactions contemplated hereby. The parties shall cooperate with one another to the extent necessary in the preparation of any notification and report form required to be filed under the HSR Act. Each Party shall be responsible for its own costs, expenses, and filing fees associated with any filing under the HSR Act. If any filings are required under foreign equivalents to the HSR Act, the parties shall cooperate as set forth above with respect to such filings.

                  (b) If Janssen does not exercise the option granted in Section 2.3(a), Sepracor exercises one of the options set forth in Section 2.3(d), or if the co-promotion rights pursuant to Section 5.3 and profit-sharing and cost-sharing envisaged in Section 6.4 are converted to a royalty bearing license to Rx Product in the United States pursuant to any provision of this Agreement, then the grants of exclusivity resulting therefrom shall become effective upon the expiration or earlier termination of any applicable notice and waiting period under the HSR Act.


3.    SALES BY SEPRACOR TO JANSSEN

            3.1   Offer and Acceptance; Pricing.

                  (a) If Janssen exercises the option of Section 2.2(a) or
Section 2.3(a), in those countries where and for such time as Janssen holds the rights granted pursuant to such options, Janssen shall be free to determine whether it will manufacture Rx Product and/or Compound for use in Rx Product itself or have such manufactured by Sepracor or a third party; provided, however, if Sepracor or its designee complies with Good Manufacturing Practices and the quality control standards set forth in Exhibit 2.5(a) within the time frame set forth in Section 2.5(a), but Janssen determines not to use Sepracor to make or have made Rx Products for the United States market, such determination shall not materially delay expected filing of the NDA for Rx Products in the United States as set forth in the R&D Plan with Sepracor as the manufacturer; further provided, however, that if Janssen cannot manufacture itself or cannot elect a party other than Sepracor to make or have made Rx Product for the United States market prior to NDA submission because such election would materially delay filing of the NDA, or Janssen desires to change the manufacturer subsequent to NDA submission, Janssen retains the right to manufacture itself or to elect a party other than Sepracor to manufacture Rx Product for the United States subsequent to NDA approval by (i) filing an application with the FDA requesting a manufacturer change after Janssen's or its alternative manufacturer's DMF (drug master file) is ready, and (ii) providing Sepracor with not less than twelve (12) months notice of the expected change in manufacturer. Janssen shall also be free to determine whether it will manufacture OTC Product and/or Compound for use in OTC Product itself or have such manufactured by a third party. Provided Janssen has elected Sepracor to be the manufacturer of Compound and/or Product, and provided that Sepracor agrees to so manufacture, during the term of this Agreement, Janssen shall provide to Sepracor, prior to each calendar year, a non-binding forecast for such year and the immediately succeeding calendar year of Janssen's anticipated quarterly purchases of the Compound and/or Product from Sepracor for such years and indicating the likely tender dates on which Compound and/or Product will have to be available in Sepracor's manufacturing location pursuant to Section 3.2 (b) to be requested.

                  (b) For each proposed purchase of the Compound and/or Product by Janssen from Sepracor, Janssen shall present the purchase order the condition of which will be as agreed between the Parties to Sepracor (a "Purchase Order). For each calendar quarter, Janssen shall present binding Purchase Orders for an aggregate quantity of Compound and/or Product which is at least forty percent (40%) of the quantity which Janssen forecasted for such calendar quarter in accordance with Section 3.1(a) above. Janssen shall place each such Purchase Order with Sepracor at least three(3) months before the requested tender date. Each such Purchase Order shall identify the quantity ordered, the requested tender date, and any export/import information required to enable Sepracor to fill such Purchaser Order. Each such Purchase Order shall be deemed an offer to purchase the Compound and/or Product. Unless Janssen is notified in writing to the contrary within seven (7) Business Days after Sepracor receives a Purchase Order, such Purchase Order shall be deemed accepted by Sepracor. In the event of any discrepancy between any Purchase Order and this Agreement, the terms of this Agreement shall govern.

                  (c) Sepracor agrees to undertake the necessary actions at its own expense (including without limitation Good Manufacturing Practices compliance and compliance with the quality control standards set forth in
Exhibit 2.5(a) within the time frame set forth in Section 2.5 (a)) to qualify Sepracor or its designated Affiliate or supplier with the FDA and other regulatory agencies as a supplier to Janssen with respect to the Compound and/or Product. Janssen agrees to render Sepracor assistance by giving recommendations with respect to such undertaking.

                  (d) If Janssen elects Sepracor (or a third party manufacturer for Sepracor, as proposed by Sepracor and accepted by Janssen) for the manufacturing of one or more manufacturing steps of Compound and/or Product, and Sepracor agrees to so manufacture, then for the purchase of each quantity of Compound and/or Product, Janssen shall pay Sepracor:

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                        (i) with respect to the United States, for quantities of Rx Product and Compound solely for use in Rx Product for clinical trials including phase 4 studies and for samples, an amount [**] of Sepracor's cost in manufacturing such quantity of such Compound and/or Product;

                        (ii) with respect to all countries other than the United States, for quantities of Rx Product and Compound solely for use in Rx Product for clinical trials including phase 4 studies and for samples, and with respect to the United States for quantities for commercial sale of Rx Product and Compound solely for use in such Rx Product for commercial sale, an amount [**] of Sepracor's cost in manufacturing such quantity of the Compound and/or Product;

                        (iii) for quantities of Rx Product for commercial sale outside the United States and Compound solely for use in Rx Product outside the United States, an amount [**] of Sepracor's cost in manufacturing such quantity of the Compound and/or Product;

                        (iv) the above notwithstanding in no event shall Janssen be required to pay an amount for a quantity of Compound for use in Rx Product for commercial sale which [**] of the aggregate Janssen Net Invoice Price of such Products incorporating such quantity of Compound, as notified by Janssen to Sepracor for any given calendar year; provided, however, that Sepracor shall not be required to supply Compound or Product for commercial sale [**] of Sepracor's cost of manufacturing (the "price floor"). In the event that the price cap falls below the price floor, the parties shall discuss alternative supply terms and/or sources. Janssen is entitled, with a minimum prior written notice of twelve (12) months, to terminate the manufacturing and supply of Compound and/or Products by Sepracor at any time during the term of this Agreement;

                        (v) as regards subsections (i) to (iv) above, in no event shall Sepracor's cost for any Compound or Product [**] of the prevailing market price as defined by the average of three (3) arm's length qualified bids from reliable GMP compliant suppliers for such Compound or Product, as will be agreed by Janssen and Sepracor; and

                        (vi) any quantity of Product or Compound supplied by or on behalf of Sepracor to Janssen shall be the subject of a separate quality and supply agreement.

                  (e) Costs for the purposes of Section 3.1(d) are defined in
Exhibit 3.1(e) hereto.

                  (f) Sepracor shall keep and maintain complete and accurate records and books of account in sufficient detail and form so as to enable verification of its manufacturing costs. Such records and books of account shall be maintained for a period of no less than two (2) years following the calendar year to which they pertain. Sepracor shall permit such records and books of account to be examined by Janssen or Janssen's duly appointed agent(s) no more than once each calendar year, to the extent necessary for Janssen to verify such costs. Such examination shall be during normal business hours, upon thirty (30) days' prior written notice to Sepracor, and at Janssen's expense unless the examination should establish that Sepracor's claimed manufacturing costs for the period examined were more than one hundred five percent (105%) of Sepracor's actual manufacturing costs for such period, in which case Sepracor shall be responsible for the reasonable expenses of such examination. Prompt adjustment shall be made by the proper Party to compensate for any errors or omissions disclosed by such examination. Information obtained during the course of such an examination shall be kept confidential by Janssen and its agents, except to the extent necessary to enforce Janssen's rights hereunder.

            3.2   Tender.

                  (a) Unless Janssen or its Affiliates requests otherwise, all quantities of the Compound and/or Product ordered by Janssen shall be packed for shipment and storage in accordance with Janssen's' standard commercial practices. It is Janssen's obligation to notify Sepracor of any special packaging requirements (which shall be at Janssen's expense).

                  (b) Sepracor shall make such quantities of the Compound and/or Product available to Janssen for pick-up at Sepracor's manufacturing location no later than the requested tender date specified on the relevant Purchase Order for such quantity.

                  (c) It shall be Janssen's responsibility to arrange and pay for all transportation, insurance and other charges incurred after Sepracor's tender. Upon agreement of the Parties, the Compound and/or Product may be delivered to Sepracor's warehouse facility for storage. Janssen shall thereupon pay such storage and handling fees as will be agreed between the Parties in advance. Such fees shall be part of the cost formula described in Exhibit 3.1(e) hereto.

                  (d) Sepracor shall be responsible for preparing invoices and shipping documents for Janssen in respect of Compound and/or Product tendered hereunder by Sepracor; provided, however, that Sepracor shall submit its invoice to Janssen for a quantity of Compound and/or Product no earlier than the date on which Sepracor makes available such quantity for pick up by Janssen or delivers such

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Products to Sepracor's warehouse facility for storage pursuant to the agreement of the Parties.

                  (e) Risk of loss and damage to any quantity of Compound and/or Product shall pass to Janssen upon the removal of such quantity from Sepracor's manufacturing location.

            3.3 Method of Payment for Compound and/or Product.

                  (a) All amounts due and payable with respect to a quantity of Compound and/or Product tendered by Sepracor in accordance with Section 3.2 (b) above shall be paid in full within [**] after Janssen's or Janssen's Affiliates' receipt of an invoice with respect to such quantity. All such amounts shall be paid in Dollars, by wire transfer, to such bank or account as Sepracor may from time to time designate in writing.

                  (b) Whenever any amount hereunder is due on a day which is not a Business Day, such amount shall be paid on the immediately succeeding Business Day.

                  (c) Amounts hereunder shall be considered to be paid as of the day on which they are received by Sepracor's bank.

                  (d) All amounts due and owing to Sepracor hereunder but not paid by Janssen on the due date thereof shall bear interest at the rate of the lesser of: (i) [**]; and (ii) the maximum lawful interest rate permitted under applicable law. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

            3.4   Limited Warranty.

                  (a) As to the Compound and/or Product purchased from Sepracor by Janssen, Sepracor warrants that such Compound and/or Product conforms to the specifications set forth in Exhibit 3.4(a) attached hereto and made a part hereof and these have been manufactured in accordance with the applicable GMP standards and standards set forth in Exhibit 2.5(a) and communicated by Janssen. All warranty claims for non-conforming shipments, except for hidden defects, must be made in writing to Sepracor within thirty (30) days after arrival of Compound and/or Product at Janssen's or Janssen's Affiliates' warehouse. Except for hidden defects, any warranty claims not made within such period shall be deemed waived and released. Warranty claims made by Janssen or Janssen's Affiliates for hidden defects shall be made within thirty (30) days following discovery of the hidden defect.

                  (b) THIS WARRANTY IS IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT).

                  (c) THIS WARRANTY EXTENDS TO JANSSEN AND JANSSEN'S AFFILIATES ONLY AND SHALL NOT BE APPLICABLE TO ANY OTHER PERSON OR ENTITY INCLUDING, WITHOUT LIMITATION, CUSTOMERS OR JANSSEN'S PERMITTED SUBLICENSEES AND ASSIGNS.

                  (d) Janssen, its Permitted Sublicenses and assigns shall not bind or purport to bind Sepracor to any affirmation, representation or warranty with respect to the Compound or to the Products to any third party.

            3.5 Facility Inspections. Upon reasonable prior notice, Sepracor shall permit Janssen, its designated agents or representatives or representatives of any United States or other regulatory agency if so required, to inspect, during normal business hours, any facility used by Sepracor or proposed to be used by Sepracor or any subsidiary or third party supplier of Sepracor for performing Sepracor's obligations under this Agreement, which inspection may include, without limitation, manufacturing procedures, quality assurance procedures and quality assurance records. In the event such inspection would reveal non-compliance with any of the obligations of Sepracor or any of the standards applicable, Sepracor, its Affiliates, or third party supplier of Sepracor shall use reasonable efforts to remedy or have remedied at no expense to Janssen these shortcomings without further delay in accordance with Janssen's instructions. In the event that the shortcomings are not remedied within a period of three (3) months, Janssen shall have the right to terminate the rights granted in the Field to Sepracor by Janssen pursuant to this Agreement to manufacture or have manufactured Compound or Products for Janssen pursuant to this Agreement, with immediate effect.

            3.6. Supply by Janssen to Sepracor. Should Janssen supply Compound or Products for the co-promotion of Section 5.3 or to Sepracor pursuant to a right or license granted under this Agreement, the terms of this Article 3 shall apply mutatis mutandis to the supply arrangement, unless otherwise agreed to in writing by the Parties.


4.    RESEARCH AND DEVELOPMENT COLLABORATION

            4.1 Collaborative Research and Development Program. If Janssen exercises the option granted in Section 2.3(a) and for such time that Janssen retains the rights and licenses granted pursuant thereto, the Parties agree that they will conduct the R&D on a collaborative basis subject to Section 6.2 below. The Parties have agreed to an initial R&D Plan (Exhibit 1.26), which, among other things, contains scientific direction and R&D milestones.

            4.2 Role of Joint Research and Development Committee.
Responsibilities of Parties

                  (a) The Parties shall establish a Joint Research and Development Committee ("JR&DC") promptly after Janssen exercises the option granted in Section 2.3(a). The JR&DC shall be comprised of an equal number of representatives of each Party, with the exact size of the JR&DC to be agreed upon by the Parties from time to time. The purpose of the JR&DC is to consult about and review (i) the coordination of the R&D, (ii) the expedition of the progress of work being done under the R&D Plan, (iii) specific R&D goals and budgets, (iv) evaluation of the results of the R&D, and (v) appropriate scientific direction for the collaboration including the development and periodic modifying of the R&D Plan. Regardless of the number of representatives from each Party, each Party shall present one consolidated view and have one vote on any issue in dispute. Notwithstanding the above any matter reviewed in the JR&DC shall be resolved by (a) final decision(s) taken unilaterally by Janssen. The JR&DC shall have regular meetings at least semi-annually, with the time and location of such to be agreed to by the Parties.

                  (b) In the event Janssen exercises the option granted in
Section 2.3(a) and for such time that Janssen retains the rights and licenses granted pursuant thereto for the further development of Rx Products for the United States market, Sepracor shall be responsible for the execution of the R&D, including non-clinical Product development in accordance with the Janssen pharmaceutical manufacturing technology transfer file, pre-filing communications with the FDA, preparing and submission of the NDA, communication with the FDA during the approval process and negotiation of the product labeling, all of these under control and supervision of Janssen or designated Affiliate of Janssen. After Janssen exercises the option granted in Section 2.3(a) and for such time that Janssen retains the rights and licenses granted pursuant thereto, Janssen shall have the right to be present during all prearranged communication with the FDA, of which it shall receive sufficient prior notice to make the necessary practical arrangements to be present or to participate. Sepracor shall use reasonable efforts to allow Janssen to participate in any impromptu communication with the FDA. In the event such participation is not reasonably possible, Janssen shall receive a copy of the write-up of the communication with the FDA. After Janssen exercises the option granted in Section 2.3(a) and for such time that Janssen retains the rights and licenses granted pursuant thereto, all product labeling has to be approved by Janssen before submission to the FDA, and Janssen shall obtain a copy of all correspondence to and from the FDA prior to and after NDA submission.

                  (c) Janssen retains primary responsibility for and shall bear all costs and expenses related to: (i) development of Rx Product in any Rx Countries where Janssen exercises the option of Section 2.2(a) and retains the rights granted pursuant thereto; (ii) all development of OTC Product; and (iii) all regulatory filings related to (i) and (ii).

                  (d) Sepracor has disclosed or will disclose promptly after signing of this Agreement any and all information and data, including Technical Information, in its possession with respect to all research and development work done by or on behalf of Sepracor with respect to Compound and Product prior to the Pre-Option Clinical Testing. During the Pre- Option Clinical Testing, Sepracor shall provide Janssen with monthly reports summarizing the preliminary data from the Pre-Option Clinical Testing. With respect to each study of the Pre- Option Clinical Testing, upon closing of the database and receipt of verified statistical analysis concerning the parameters set forth in Exhibit 4.2(d), Sepracor shall promptly provide Janssen with the underlying data and statistical analysis concerning such parameters.

            4.3   Sharing of Data.

                  (a) On an on-going basis during the term of this Agreement, each Party shall share with the other Party:

                        (i) all animal and human data which it develops during clinical studies, pre-clinical tests or otherwise with respect to astemizole, the Compound and Products and which are deemed by both Parties to be required or fit for NDA submission or similar submissions outside the United States; and

                        (ii) such other Technical Information in its possession that both Parties deem necessary in order to obtain expedited or timely approval of applicable government regulatory agencies to manufacture, sell and/or distribute the Compound and/or Products or to respond to inquiries made by applicable regulatory authorities regarding Compound or Products, including but not limited to the NDA information referred to in Section 2.1(f) above.

                  (b) Each Party shall also keep the other Party informed regarding the status of regulatory processes and procedures with respect to the Compound and Product.

                  (c) During the term of this Agreement, the Parties shall exchange quarterly written reports, including a meaningful summary of Product development and registration progress under this Agreement.

                  (d) Each Party may share information obtained under this
Section 4.3 with its Affiliates, Permitted Sublicensees and assigns.

                  (e) Data shall, when required or to the extent reasonably possible if not required, be consistent with international standards of Good Clinical Practice.

            4.4   Sharing Modifications and/or Improvements of Products.

                  (a) If Janssen exercises the option granted in Section 2.3(a) or if Janssen exercises the option granted in Section 2.2(a) in Japan or all of the United Kingdom, Italy, France and Germany, each Party shall propose to the JR&DC or to the other Party in the absence of a JR&DC each modification or improvement in a Product which it has conceived and which it would like to introduce, and no modification or improvement shall be introduced in the Compound and/or Product without express prior approval of the other Party, such approval not to be withheld except on the basis of reasonable medical grounds. The other Party may use each approved such modification or improvement in Rx Product and OTC Product, without paying any amounts to the developing Party (other than the compensation which is payable in accordance with Article 6 below) in such countries where it has obtained rights pursuant to Article 2 on Rx Product or OTC Product.

                  (b) For the purposes of this Section 4.4, a modification or an improvement shall mean any invention, discovery, modification or improvement, whether patented or not in the Field, which can be employed to improve the manufacturing of or reduce the manufacturing costs of the Compound or Product, improve or modify performance of the Compound or Product, or broaden the applicability or range of uses of Compound or Product, including but without limitation combination products including Compound as an active ingredient and new formulations and dosage forms of Product. Any patents issuing to either Party or Janssen Pharmaceutica Inc. on a modification or improvement shall be deemed to be Sepracor Patent Rights or Janssen Patent Rights, as appropriate.

            4.5   Ownership of NDAs.

                  (a) NDAs for OTC Products shall be owned by Janssen.

                  (b) If Janssen exercises its option described in Section 2.3(a) above, then approved NDAs in United States with respect to Rx Products shall be owned by Janssen for so long as Janssen retains the rights granted pursuant to such option. Furthermore,


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
                        (i) the NDA prior to approval shall contain a reference to Janssen DMF (drug master file); provided, however, if Sepracor or its designee complies with Good Manufacturing Practices and the quality control standards set forth in Exhibit 2.5(a) within the time frame set forth in Section 2.5(a), this requirement to reference such Janssen DMF shall not materially delay expected filing of the NDA for Rx Product in the United States as set forth in the R&D Plan with Sepracor as the manufacturer;

                        (ii) Sepracor agrees to transfer, immediately upon any NDA approval, the NDAs to Janssen or Janssen's designated Affiliate in the United States; and

                        (iii) Sepracor shall render all necessary assistance to Janssen in this respect and shall after NDA transfer continue to render further assistance to Janssen, as may be required by Janssen.

                  (c) If Janssen exercises its option described in Section 2.2(a) above, then NDAs in all countries where the option has been exercised with respect to Rx Products shall be owned by Janssen for so long as Janssen retains the rights granted pursuant to such option and the NDA shall contain a reference to Janssen DMF (drug master file), unless otherwise agreed. As the owner of such NDAs, Janssen shall maintain such NDAs, shall file all ADE reports and other required reports and filings, and shall keep Sepracor informed with respect to regulatory actions concerning its NDAs. In any of the countries where Janssen has not exercised the option, and in those countries where Janssen had exercised the option but has not retained the rights granted pursuant thereto, Sepracor shall own and maintain the NDAs and the NDA shall contain a reference to the Janssen and/or Sepracor DMF (drug master file), as will be agreed between the parties, shall file all ADE reports and other required reports and filings, and shall keep Janssen informed with respect to regulatory actions concerning its NDAs.

                  (d) For such time as Janssen retains rights granted pursuant to exercise of the option of Section 2.2(a) in any Rx Country or the rights granted pursuant to exercise of the option of Section 2.3(a), Janssen shall be responsible for centralized ADE reporting for such countries where Janssen has exercised the option. In all other countries where Sepracor markets Rx Product, Sepracor shall be responsible for any ADE reporting. Both Parties will coordinate their efforts in this respect. Janssen shall be responsible for all ADE reporting concerning OTC Products.

            4.6 Reading and Reference Rights. Without prejudice to Section 2.1(f), each Party hereby grants the other Party the right to read and reference complete NDAs (as well as any individual aspects thereof) owned or controlled by the other Party with respect to Compound and/or the Products.

            4.7 Coordinating Manufacturing. The Parties shall mutually share manufacturing process improvements regarding Compound and/or Product that each may conceive. Each Party shall make available to the other Party all documentation and information which it provides to its manufacturing source concerning production of the Compound and Product. The Party receiving such documentation and information may either contract to purchase quantities of the Compound and Product from the other Party, the other Party's manufacturer, or else establish its own manufacturing source.

            4.8. If Janssen's rights in an Rx Country are terminated pursuant to
Section 2.2(c) or reduced pursuant to Section 6.7(b) after product launch in said Rx Country and Janssen is manufacturing Rx Product or having Rx Product manufactured by a third party, Janssen shall provide Sepracor with continued supply of the Rx Product for such Rx Country for a period of eighteen (18) months following termination of Janssen's rights in such Rx Country.

            4.9 Regulatory Compliance Audits. If Janssen exercises its option described in Section 2.3(a) and for so long as Janssen retains the rights granted pursuant to such option, the following shall apply:

                  (a) Sepracor's Regulatory Affairs (RA) group shall be an independent entity from the clinical organization at Sepracor. RA will conduct regulatory compliance audits consistent with Sepracor's internal compliance standards and provide Janssen with a copy of all reports written corresponding to these audits.

                  (b) Janssen or other Johnson & Johnson personnel may join Sepracor or conduct separate regulatory compliance audits at investigative sites or Sepracor's facilities, at Janssen's discretion. Janssen will notify Sepracor of its intent to perform such audits in advance. Sepracor shall have the right to accompany Janssen or any other Johnson & Johnson personnel on such an audit. There will be no remuneration to Sepracor by Janssen for Sepracor's personnel time.

                  (c) In the event of any inspections of investigator sites or CRO's facilities by regulatory authorities or government agencies, Sepracor will provide sufficient resources and qualified personnel to monitor and report on the progress of such inspections. Such assistance will include, but not be limited to i) furnishing Janssen with as much advance notice as is reasonably possible of the inspection; ii) assigning qualified Sepracor personnel on-site for the duration of the inspection, if deemed necessary in Janssen's judgment;
iii) assembling, organizing and explaining data and information requested by regulatory authorities during the inspection; iv) preparing reports requested by the regulatory authority; v) keeping Janssen apprised of the conduct of the inspection and providing a copy of the FDA

Form 483, if issued; and vi) obtaining appropriate approval from authorized Janssen personnel before taking any material action in response to the inspection.

                  (d) Sepracor will provide Janssen with verbal daily updates on the status of the inspection. At the conclusion of the inspection, Sepracor will forward to Janssen a written report of the inspection and a copy of any reports left by the regulatory authorities or government agencies as a result of the inspection within a reasonable time subsequent to the inspection, not to exceed two (2) business days.

5.    MARKETING RESPONSIBILITIES; CO-PROMOTION

            5.1   Janssen Marketing Responsibilities.

                        Diligently following the exercising of the options as described in Section 2.2(a) above, Janssen undertakes to use reasonable efforts, at its own expense, with respect to the Rx Products in such countries of the Rx Countries for which the option has been exercised, in order to:

                        (i) conduct trials and apply for all governmental approvals necessary to manufacture, sell, distribute, use and test such Products in the European Union and Japan;

                        (ii) permit Sepracor to monitor Janssen's progress with respect to its efforts pursuant to this Section 5.1; and

                        (iii) submit quarterly updates to Sepracor with respect to such efforts. The Parties shall coordinate efforts in a planning meeting to occur at least two (2) times per year, unless the Parties agree otherwise.

            5.2 Role of Joint Marketing Committee. If Janssen exercises its option described in Section 2.3(a) above, then the Parties shall establish a U.S. Joint Marketing Committee ("JMC") promptly after the exercise of such option. The JMC shall be comprised of an equal number of representatives of each Party or Party's Affiliate, with the exact size of the JMC to be agreed upon by the Parties from time to time. The JMC shall meet from time to time, at mutually agreeable times and locations to review the following (i) the launch plan; (ii) the annual and three year brand marketing plan (hereinafter collectively referred to as "co-promotion plan") and (iii) the field force allocation strategy, each of which shall be drawn up by Janssen, allowing Sepracor to give input in the creation process of such plans. During the first two (2) years of marketing following launch, the co-promotion plan shall include a preliminary sales call forecast estimating the number of sales calls to be performed in each Payment Period by the Parties, and thereafter shall be amended annually to include a preliminary annual sales call forecast estimating the number of


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

sales calls to be made in each Payment Period of the upcoming year and thereafter the preliminary sales call forecast for each Payment Period will be finalized at the start of the preceding Payment Period. Any of such matter reviewed by the JMC on which no consensus can be reached after review as aforesaid shall be resolved by unilateral decision of Janssen or Janssen's Affiliate. Any other matter not to be reviewed by the JMC relating to the promotion and sale of Rx Product in the United States shall be Janssen's sole decision at its own discretion, including but without limitation the time allocation and allocation of Janssen's sales and marketing staff and Janssen's field force to the marketing and selling of Rx Product in the United States subject to the provisions of Section 5.3.

            5.3 Co-Promotion. If Janssen exercises its option described in
Section 2.3(a) above, then:

                  (a) Provided that Sepracor: (i) shall have established an adequately trained sales force of an adequate professional level, specialization and training consistent with industry standards; and (ii) shall have available a sufficient number of sales representatives to be in a position to give the priorities to the promotion of Rx Product as established in the co-promotion plan, each Party shall co-promote the Rx Products in United States by making presentations to physicians and others, subject however to the conditions set forth herebelow with regard to Sepracor's right to co-promote.

                  (b) No later than three (3) months following NDA submission, Janssen shall provide Sepracor with the co-promotion plan. No later than three
(3) months following Sepracor's receipt of the co-promotion plan, Sepracor shall present to Janssen or Janssen's designated Affiliate a hiring and training plan for its sales representatives in view of the co-promotion activities envisaged under this Agreement in accordance with the co-promotion plan. No later than twelve (12) months after NDA filing, Sepracor shall have hired one hundred percent (100%) of the required number of sales representatives (of which at least seventy-five percent (75%) will have pharmaceutical sales experience) and make them available for training jointly with the Janssen field force.

                  (c) The field force allocation, as mentioned in Section 5.2 shall take into account the following principles:

                        (i) for the first two (2) years following launch each Party shall perform a minimum of [**] unless the co-promotion plan provides for fewer calls in which case each Party shall perform pro rata fewer calls;


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                        (ii) an approximate equal number of high volume prescribers will be allocated to the Sepracor and the Janssen field forces in locations selected to allow efficiency of each Party's field force to be substantially equal, and overall an approximate [**] of the field force activities is envisaged;

                        (iii) optimal effectiveness of the joint field force activities will be a primary objective to be achieved.

                  (d) Both Sepracor and Janssen shall achieve the targets, as mentioned in Section 5.3(c)(i), and Sepracor shall achieve the targets of Sections 5.3(a) and (b). The sales representatives shall be hired on the Parties' or their Affiliates' respective payrolls. Each Party agrees not to actively recruit sales representatives currently in the employ of the other Party.

                  (e) If during the first two (2) years of marketing following the launch date the total number of calls envisaged in the co-promotion plan [**], Sepracor shall be allowed during, but no longer than the first year of marketing, to hire an external contract field force in order to achieve the overall approximate [**] of field force activity. Such external field force shall meet the same qualifications, experience and training requirements as the requirements for the internal Sepracor sales force. At latest after such first year, Sepracor shall hire such number of representatives on the payroll of Sepracor or its Affiliates in order to achieve the overall approximate [**] split of field force activity.

                  (f) In the event Sepracor is, for whatever reason, including Force Majeure delay or default which persists for longer than six (6) months, unable or unwilling to substantially comply with the obligations under this
Article 5, and in particular, but without limitation, with the approximate [**] of the field force coverage of the market pursuant to Section 5.3(g) below, Janssen shall have the right:

                        (i) if Sepracor is able and willing to cover at least [**] of the total field force calls, as defined in the co-promotion plan, adapt the profit-sharing and cost-sharing provisions of Section 6.4, both pro rata with the shortage of field force coverage in each Payment Period on the side of Sepracor; or

                        (ii) if Sepracor is unable or unwilling or fails to cover at least [**] of the total field force calls, as defined in the co-promotion plan, terminate the co-promotion activities as envisaged under this Agreement, and simultaneously switch the profit-sharing and cost-sharing as defined in Section 6.4 into a royalty bearing license. Such license shall be subject to the same terms and conditions as in Sections 6.3(c) to (g), 6.5, 6.6, 6.8, 6.9, 6.10, and 6.11. In the foregoing case the royalty


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

on sales of Rx Products by Janssen in the United States shall be: (i)[**] and thereafter [**] in case foregoing termination takes place prior to NDA submission in the United States; or (ii)[**] in case termination takes place after NDA submission in the United States.

                  (g) If a Party makes less than [**] of the sales call forecast in the co-promotion plan or actual sales calls in a Payment Period, that Party shall be deemed to have complied with the overall [**] of the field force activity in that Payment Period; however, if in the following Payment Period that Party provides less than [**] of the sales call forecast in the co-promotion plan or actual sales calls for that Payment Period, then

                        (i) if Sepracor is the non-complying Party, the provisions of Section 5.3(f) shall apply in that Payment Period and each subsequent Payment Period, and

                        (ii) if Janssen is the non-complying Party, Janssen shall at its option have the right to (a) continue the profit-sharing and cost-sharing as defined in Section 6.4 irrespective of each Party's relative share of the sales call forecast or actual sales calls, or (b) adapt the profit-sharing and cost-sharing provisions of Section 6.4, both pro rata with the shortage of field force coverage for that and each subsequent Payment Period on the part of Janssen.

                  (h) All sales of the Rx Products in United States shall be booked and invoiced by Janssen consistent with the pricing policy established by Janssen and reviewed from time to time by the JMC pursuant to Section 5.2 above. The Parties shall share profits from sales of Rx Products in United States in accordance with Section 6.4 below.

                  (i) The Rx Products shall be sold in United States with the Trademarks selected by Janssen and tradenames of both Parties displayed in equal prominence in all packaging, advertising, promotional materials, seminars and other promotional and marketing media, subject to applicable laws.

                  (j) The co-promotion activities pursuant to this Section 5.3 shall continue for the commercial life of the Product; provided, however, that the Parties may mutually agree to terminate the co-promotion at any time.

The level of co-promotion shall be determined in the co-promotion plan. If active sales promotion through the joint field force is decided to be continued after the


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

second anniversary of Rx Product launch in the United States, then the principles of Sections 5.3(c) (ii) and (iii) shall continue to apply to sales force allocation.

            5.4 If Sepracor exercises Option B described in Section 2.3(d) or the co- promotion is terminated pursuant to Section 5.3(f)(ii) after NDA submission, both Janssen and Sepracor may still agree that Sepracor will participate in the promotion and selling efforts of Rx Product in the United States by providing sales calls on a fee for service basis consistent with current industry standards for rental sales force. Such promotion and selling efforts will be agreed in a separate co-promotion agreement.


6.    COMPENSATION PAYABLE TO SEPRACOR

            6.1   Pre-Option Clinical Testing Expenses.

                  (a) For the rights and options granted hereunder, Janssen shall pay Sepracor [**] of the expenses incurred by Sepracor in conducting and analyzing the results of the Pre-Option Clinical Testing.

                  (b) Sepracor shall submit a statement to Janssen on a monthly basis at the end of each month of the Johnson & Johnson universal calendar as to the aforesaid expenses in Section 6.1(a) actually incurred by Sepracor, together with an invoice for [**] of such expenses. Janssen shall pay such invoices within thirty (30) days of the end of the calendar month during which the invoice was issued to Janssen.

                  (c) These expenses are subject to the same record-keeping and examination requirements as apply to Sepracor's manufacturing costs under
Section 3.1(f) above.

            6.2   Funding for Research and Development Efforts.

                  (a) Subject to Janssen exercising the option pursuant to
Section 2.3(a), Janssen and Sepracor each agrees to pay [**] of the R&D Expenses incurred in accordance with the R&D Plan, even for studies consented to by Janssen and started by Sepracor before the option is exercised; provided, however that Janssen's obligation to pay [**] of the expenses of such studies shall only become effective upon exercising the option pursuant to Section 2.3(a) whereupon Janssen shall pay Sepracor [**] of the R&D Expenses incurred prior to Janssen's exercise of the option for studies started before such exercise. Moreover, Sepracor and Janssen shall each


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

carry [**] of expenses incurred in connection with any studies additional to the Pre-Option Clinical Testing and other than covered by the R&D Plan agreed to by the Parties and commenced prior to exercise or lapse of the option. In no event, however, shall Janssen be required to pay any amount for repetition of all or part of any study which was performed by Sepracor without Janssen's review and consent prior to the date of this Agreement and which the FDA requires to be repeated in whole or in part for submission of the NDA for Rx Product. If Sepracor is required by the FDA to repeat such a study prior to the lapse or exercise of Janssen's option under Section 2.3(a), the option period set forth in Section 2.3(b) shall not start to run until such study is completed and the results of the study have been made available to Janssen. If Sepracor is required by the FDA to repeat such a study prior to the lapse or exercise of Janssen's option under Section 2.2(a), the option period set forth in Section 2.2(b) shall not start to run until such study is completed and the results of the study have been made available to Janssen.
The following shall apply:

                        (i) each Party shall maintain a separate general ledger account for the purposes of recording all of the R&D Expenses which it incurs during the term of this Agreement.

                        (ii) within thirty (30) days after the end of each Payment Period, the Parties shall exchange information detailing the accounts described in Section 6.2(a) above during the Payment Period. If one Party has recorded more than the other in said Payment Period, that Party shall submit an invoice to the other Party for [**] of the difference between the amounts recorded by the respective Parties. The other Party shall pay the full amount of each such invoice within thirty (30) days of the end of the calendar month during which the invoice was issued.

                        (iii) R&D Expenses which are subject to reimbursement in accordance with Section 6.2(a) above are subject to the same record-keeping and examination requirements as apply to Sepracor's manufacturing costs under
Section 3.1(f) above.

                  (b) Janssen shall develop OTC Product, and Rx Products outside United States, at its own cost and expense.

            6.3   Royalties.

                  (a) Janssen agrees to pay Sepracor, for the rights granted to Janssen with respect to OTC Products pursuant to Section 2.1 above, a royalty for each and every OTC Product sold by or on behalf of Janssen or its Affiliates,


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

Permitted Sublicensees or assigns (excluding returns). Such royalty for each OTC Product shall be [**] of the Janssen Net Invoice Price for each such OTC Product.

                  (b) If Janssen exercises its option described in Section 2.2(a) above, then Janssen agrees to pay Sepracor, for the rights granted to Janssen with respect to Rx Products outside United States pursuant to Section
2.1 above, a royalty for each and every Rx Product sold by or on behalf of Janssen or its Affiliates, Permitted Sublicensees or assigns outside United States (excluding returns). Such royalty for each Rx Product shall be [**] of the Janssen Net Invoice Price for each such Rx Product for sales made prior to [**] , and [**] of the Janssen Net Invoice Price for each such Rx Product for sales made thereafter.

                  (c)   RESERVED.

                  (d) Once a royalty becomes payable on a Product in accordance with this Section 6.3, no other royalty shall ever become payable on such Product, regardless of whether and how such Product may subsequently be sold. For the purposes of this Section 6.3, a sale shall be deemed to occur when Janssen, its Affiliates or its Permitted Sublicensees or assigns sends an invoice to an independent third party with respect to such sale.

                  (e) Janssen shall not be required to pay any royalty with respect to any Compound or Product sold to Sepracor or any of its Affiliates, Permitted Sublicensees or assigns of Sepracor.

                  (f) Each royalty for Rx Product described in Section 6.3(b) shall be deemed to be payable for sales in a country until the later of the following dates:

                        (i) if the Rx Product is covered by a Valid Claim of a patent or patent application of the Sepracor Patent Rights as listed in Exhibit 1.31(a) hereto in that country, until the date upon which such patents or patent applications expire, are abandoned, or are declared no longer valid in any such country;

                        (ii) the date which is ten (10) years after the first commercial sale of such Rx Product by Janssen or its Permitted Sublicensees or assigns in such country of sale;

                        (iii) with respect to (i) and (ii) above, thereafter the license of the Licensed Technology shall be considered fully paid up and no royalties shall be payable to Sepracor for sales of such Rx Product in such country of sale; and


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

                        (iv) with respect to (i) and (ii) above, the royalty shall be reduced by [**] in such country(ies) if and when a third party introduces a generic version of Rx Product in such country(ies).

                  (g) If Janssen pays a royalty on a Product pursuant to this
Section 6.3 which has been or is subsequently returned to Janssen, its Affiliates or its Permitted Sublicensees or assigns or if Janssen pays such a royalty on a Product, the sale of which is subsequently cancelled, and any money paid to Janssen is returned to the buyer, the royalty so paid shall be deemed a credit against royalties payable by Janssen for subsequent Payment Periods. If no royalties amounts are payable for a subsequent Payment Period pursuant to this Section 6.3, then the remaining balance of such credits shall be refunded to Janssen within thirty (30) days after Sepracor's receipt of Janssen's report for such Payment Period prepared pursuant to Section 6.5 below.

                  (h) Each royalty for OTC Product described in Section 6.3(a) shall be deemed to be payable for sales in a country until the later of the following dates:

                        (i) if the OTC Product is covered by a Valid Claim of a patent or patent application of the Sepracor Patent Rights as listed in Exhibit 1.31(a) hereto in that country, until the date upon which such patents or patent applications expire, are abandoned, or are declared no longer valid in any such country;

                        (ii) the date which is ten (10) years after the first commercial sale of such OTC Product by Janssen, its Affiliates or Permitted Sublicensees or assigns in such country of sale;

                        (iii) with respect to (i) and (ii) above, thereafter such royalties shall be reduced by [**]; provided, however, that if a third party introduces an OTC Product in such country then no further royalties shall be payable on sales of OTC Products in such country after the later of such date and the date of introduction of the third party OTC Product in such country.

            6.4 Profit-Sharing and Cost Sharing for Co-Promotion of Rx Products in United States.

                  (a) Subject to Janssen exercising the option pursuant to
Section 2.3(a), Janssen and Sepracor each agree to pay [**] of the Marketing and Technology Costs and Costs of Goods Sold. Therefore, for each Payment Period, Janssen shall pay an amount to Sepracor so that Sepracor will receive [**] of the Operating Income


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

for such Payment Period; provided, however, that to the extent Operating Income is less than [**] for such Payment Period, Sepracor shall pay an amount to Janssen which is equal to [**] of the amount by which Operating Income for such Payment Period is less than [**].

                  (b) Sales of Rx Products in United States shall be deemed to occur when they are invoiced, or if not invoiced, when delivered to a third party.

                  (c)   RESERVED.

            6.5 Contents of Janssen's Reports. Janssen shall deliver to Sepracor within thirty (30) days after the end of each Payment Period, beginning with the first Payment Period, a written report describing, for the applicable Payment
Period:

                  (a) the number and full description of each Product sold by or on behalf of Janssen, its Affiliates and its Permitted Sublicensees and assigns during such Payment Period;

                  (b) with respect to Rx Products sold outside the United States and OTC Products, no matter where they are sold:

                        (i) the Net Sales for Product, being Janssen Net Invoice Prices multiplied by the volume of Products sold;

                        (ii)  the total royalty due on such payments under
                              Section 6.3 above; and

                  (c) if Janssen exercises its option described in Section 2.3
(a) above, then with respect to Rx Products sold in United States:

                        (i)   the Operating Income for such Payment Period; and

                        (ii) [**] share of Operating Income, or [**] of the amount by which Operating Income is less than [**], as the case may be.

            6.6 Payments Accompany Janssen's Reports. Each report for a Payment Period required in Section 6.5 above shall be accompanied by full payment to Sepracor of the royalties and other amounts payable under Sections 6.3 and 6.4 above.


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

            6.7   Minimum Royalty.

                  (a) If Janssen exercises the option described in Section 2.2(a) above, minimum royalty requirements for the three (3) full calendar years starting after two (2) full calendar years have elapsed following first commercial launch of Rx Product in each of Japan, the United Kingdom, Germany, Italy, and France, independently, shall be calculated based on [**] of a non-binding forecast for each such country to be submitted by Janssen to Sepracor for the immediately succeeding calendar year. The minimum royalty for each such country shall be [**] of the non-binding forecasted volume for such country multiplied by the average Janssen Net Invoice Price for Rx Products in the relevant country multiplied by the royalty rate in Section 6.3(b). If Sepracor exercises one of the options set forth in Section 2.3(d), or if the co-promotion rights pursuant to Section 5.3 and profit-sharing and cost-sharing envisaged in Section 6.4 are converted to a royalty bearing license to Rx Product in the United States pursuant to any provision of this Agreement, minimum royalty requirements for the three (3) full calendar years starting after two (2) full calendar years have elapsed following first commercial launch of Rx Product in the United States shall be calculated based on [**] of a non-binding forecast for the United States to be submitted by Janssen to Sepracor for the immediately succeeding calendar year. The minimum royalty for the United States shall be [**] of the non-binding forecasted volume for the United States multiplied by the average Janssen Net Invoice Price for Rx Products in the United States multiplied by the royalty rate in Section 2.3(d),
Section 5.3(f), Section 6.12 or Section 13.1, as appropriate.

                  (b) Janssen's [**] of Section 6.7(a) above shall constitute a basis for Sepracor to [**] granted to Janssen with respect to Rx Products pursuant to exercise of the option of Section 2.2(a) or Section 2.3(a), as appropriate, to non-exclusive rights in each of Japan, the United Kingdom, Germany, Italy, France and the United States, independently, as the case may be; provided, however, that before and in lieu of such decision by Sepracor, Janssen may [**] the minimum royalty requirement and the royalty payments actually due for any calendar year within thirty (30) days after having received notification from Sepracor that [**] and, failing this, Sepracor shall then have the right, among other things, to grant additional licenses in the Field with respect to the Rx Products and (both for itself and its Affiliates) to make, have made, use and sell the Rx Products in such country.

                  (c) Minimum royalty requirements for Sepracor for the three
(3) full calendar years starting after two (2) full calendar years have elapsed following first commercial launch of Rx Product for each of the countries of the Rx Countries for which Janssen has not exercised the option pursuant to Section 2.2(a) shall be calculated based on [**] of the non-binding forecast submitted by Sepracor to Janssen

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

for the immediately succeeding calendar year. The minimum royalty shall be [**] of the non-binding forecasted volume for a relevant Rx Country multiplied by the average Sepracor Net Invoice Price for Rx Product for the relevant Rx Country multiplied by the royalty rate of Section 7.1(a). If Janssen fails to exercise the option pursuant to Section 2.3(a), minimum royalty requirements for the three (3) full calendar years starting after two (2) full calendar years have elapsed following first commercial launch of Rx Product in the United States shall be calculated based on [**] of a non-binding forecast for the United States submitted by Sepracor to Janssen for the immediately succeeding calendar year. The minimum royalty shall be [**] of the non-binding forecasted volume for the United States multiplied by the average Sepracor Net Invoice Price for Rx Product in the United States multiplied by the royalty rate of Section 7.1(a).

                  (d) Sepracor's [**] in Section 6.7(c) above shall constitute a basis for Janssen to [**] granted to Sepracor hereunder with respect to Rx Products to non-exclusive rights in any such country where the minimum requirements were not reached; provided, however, that before and in lieu of such decision by Janssen, Sepracor may [**] between the minimum royalty requirement and the royalty payments actually due for any calendar year within thirty (30) days after having received notification from Janssen that the [**] and failing this, Janssen shall then have the right, among other things, to grant additional licenses in the Field with respect to the Rx Products and (both for itself and its Affiliates) to make, have made, use and sell the Rx Products in such country.

            6.8   Payment of Compensation to Sepracor.

                  (a) All payments under Sections 6.1, 6.2, 6.3, 6.4 and 6.7 above shall be made by wire transfer, to Fleet Bank of Massachusetts, 75 State Street, Boston, Massachusetts 02109 (ABA #011000138) to Account No. 9372882375 or such other bank or account as Sepracor may from time to time designate in writing. All such payments shall be made in Dollars.

                  (b) Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

                  (c) Payments hereunder shall be considered to be made as of the day on which they are received in Sepracor's designated bank or account.

                  (d) If the Net Invoice Price of any Product or any part of Revenue for a Payment Period is stated in a currency other than Dollars, then, for the

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

purpose of determining the amount of royalties payable pursuant to Section 6.3 above and Sepracor's share of Operating Income which is payable pursuant to
Section 6.4 above, such Net Invoice Price or part of Revenue, as the case may be, shall be converted into Dollars using an average exchange rate between those two currencies during the Payment Period for which such royalties or share of Operating Income become due pursuant to Section 6.6 above, wherein such calculated average exchange rate is calculated as the average of the exchange rates most recently quoted in the Wall Street Journal in New York on or before each of the last days for (i) each month according to the Johnson & Johnson universal calendar in the Payment Period, and (ii) the last month according to the Johnson and Johnson universal calendar in the immediately preceding Payment Period.. If no such exchange rates have been quoted in the Wall Street Journal in New York at any time during the twelve (12) month period preceding the date on which such royalties or share of Operating Income become due, then such Net Invoice Price or part of Revenue shall be converted to Dollars at the average exchange rate used by BankBoston during the Payment Period.

                  (e) All payments due to Sepracor hereunder but not paid by Janssen on the due date thereof shall bear interest (in Dollars) at the rate which is the lesser of: (i) [**] and (ii) the maximum lawful interest rate permitted under applicable law. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

            6.9   Books and Records; Audits.

                  (a) Janssen shall keep and maintain, and shall cause its Permitted Sublicensees and assigns to keep and maintain, complete and accurate records and books of account (including without limitation customer call reports and other information required to confirm the accuracy of Janssen's methodology for allocating the time of its sales staff between selling the Rx Product in the United States and such staff's other responsibilities) in sufficient detail and form so as to enable amounts payable under Sections 6.3 and 6.4 above to be determined. Such records and books of account shall be maintained for a period of no less than two (2) years following the calendar year to which they pertain. Janssen shall permit such records and books of account to be examined by Sepracor or Sepracor's duly appointed agent(s) no more than once each calendar year, to the extent necessary for Sepracor to verify such amounts. Such examination shall be during normal business hours, upon twenty (20) days' prior written notice to Janssen, and at Sepracor's expense unless the examination should establish that Janssen's payment of such royalties (and payment of Sepracor's share of Operating Income, in the case of Section 6.5 above) for the period examined were less than ninety-five percent (95%) of the royalties and share which should have been paid, in which case Janssen shall be responsible for the reasonable expenses of such examination. Audits related to Products sold as part of a bundle shall be conducted by an independent accounting firm which shall disclose to Sepracor only whether the calculated invoice price for such Products is consistent with the terms of this Agreement and Janssen's normal business practices for pharmaceutical products not licensed from a third party and the specific details concerning any discrepancies.

                  (b) If Janssen exercises its option described in Section 2.3 above, then Sepracor shall keep and maintain complete and accurate records and books of account (including without limitation customer call reports and other information required to confirm the accuracy of Sepracor's methodology for allocating the time of its sales staff between selling the Rx Product in the United Stated and such staff's other responsibilities) in sufficient detail and form so as to enable the amounts of Marketing and Technology Costs incurred by Sepracor with respect to Rx Products sold in United States to be determined. Such records and books of account shall be maintained for a period of no less than two (2) years following the calendar year to which they pertain. Sepracor shall permit such records and books of account to be examined by Janssen or Janssen's duly appointed agent(s) no more than once each calendar year, to the extent necessary for Janssen to verify such amounts. Such examination shall be during normal business hours, upon twenty (20) days' prior written notice to Sepracor, and at Janssen's expense unless the examination should establish that Sepracor's claims with respect to such Marketing and Technology Costs for the period examined were more than one hundred five percent (105%) of the Marketing and Technology Costs which were actually incurred for such period, in which case Sepracor shall be responsible for the reasonable expenses of such examination.

                  (c) Prompt adjustment shall be made by the proper Party to compensate for any errors or omissions disclosed by such examinations. Information obtained during the course of such an examination shall be kept confidential by the examining Party and its agents, except to the extent necessary to enforce the examining Party's rights hereunder.

            6.10 Reports and Invoices Conclusively Correct. All reports, invoices and payments not disputed as to correctness by the receiving Party within three (3) years after receipt thereof shall thereafter conclusively be deemed correct for all purposes.

            6.11 Issuance of Patents. Notwithstanding anything contained in this Agreement to the contrary, in the event a patent is issued prior to expiration or termination of this Agreement with respect to any part of the Technical Information of Sepracor, such patent shall be deemed to be Sepracor Patent Rights and the

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

royalties and other amounts payable hereunder shall not be increased on those Products which embody or rely on such patent.

            6.12 In the event Sepracor is, for whatever reason, including Force Majeure delay or default which persists for longer than one (1) month, unable or unwilling to comply with its obligation to fund its share of R&D Expenses or Marketing and Technology Costs, Janssen has the option to either (A) terminate the co-promotion activities and cost-sharing as envisaged under this Agreement and to simultaneously switch the profit-sharing and cost sharing as defined in
Section 6.4 into a royalty bearing exclusive license in the Field to Janssen or
(B) terminate the co-promotion activities and cost-sharing as envisaged under this Agreement and to maintain the profit-sharing as defined in Section 6.4 as described hereunder. Such license (if Janssen chooses Option A) shall be subject to the same terms and conditions as in Sections 6.3(c) to (g), 6.5, 6.6, 6.8, 6.9, 6.10 and 6.11. In the foregoing case the royalty on sales of Rx Products by Janssen in the United States shall be (i) either [**] and thereafter [**] in case foregoing termination takes place prior to NDA submission in the United States or (ii)[**] in case the foregoing termination takes place after NDA submission in the United States. If Janssen chooses Option B, i.e., to maintain the profit-sharing, all amounts of R&D Expenses and/or Marketing and Technology Costs which are or have become due (to be increased with interest in accordance with Section 7.4(e)) from Sepracor at the time Janssen selects Option B in accordance with this Agreement and which have been assumed by Janssen following Janssen's choice of Option B hereunder shall be deducted from any amounts due to Sepracor pursuant to Section 6.4 hereof.


7.    COMPENSATION PAYABLE TO JANSSEN

            7.1   Royalties Paid to Janssen.

                  (a) If Janssen does not exercise its option described in
Section 2.2 above, or if Janssen does exercise such option but has not retained the rights granted pursuant thereto, Sepracor agrees to pay Janssen, for the rights granted to Sepracor with respect to Rx Products pursuant to Sections 2.1(c) and (d) above, a royalty for each and every Rx Product sold by or on behalf of Sepracor, its Affiliates or its Permitted Sublicensees or assigns outside the United States (excluding returns). If Janssen does not exercise its option described in Section 2.3 above, Sepracor agrees to pay Janssen, for the rights granted to Sepracor with respect to Rx Products pursuant to Sections 2.1(e) above, a royalty for each and every Rx Product sold by or on behalf of Sepracor, its Affiliates or its Permitted Sublicensees or assigns in the

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

United States (excluding returns). Such royalties for each Rx Product shall be equal to [**] of the Sepracor Net Invoice Price for each such Rx Product.

                  (b)   RESERVED.

                  (c) Once a royalty becomes payable on an Rx Product in accordance with this Section 7.1, no other royalty shall ever become payable on such Rx Product, regardless of whether and how such Rx Product may subsequently be sold. For the purposes of this Section 7.1, a sale shall be deemed to occur when Sepracor, its Affiliates or its Permitted Sublicensees or assigns send an invoice to an independent third party with respect to such sale.

                  (d) Sepracor shall not be required to pay any royalty with respect to any Rx Product sold to Janssen or any of its Affiliates.

                  (e) Each royalty described in this Section 7.1 shall be deemed to be payable for sales in a country until the later of the following dates:

                        (i) if the Rx Product is covered by a Valid Claim of a patent or patent application of the Janssen Patent Rights as listed in Exhibit 1.10(a) hereto in that country, until the date upon which such patents or patent applications expire, are abandoned, or are declared no longer valid in any such country;

                        (ii) the date which is ten (10) years after the first commercial sale of such Rx Product by Sepracor, its Affiliates or its Permitted Sublicensees or assigns in such country of sale;

                        (iii) with respect to (i) and (ii) above, thereafter the license of the Licensed Technology shall be considered fully paid up and no royalties shall be payable to Janssen for sales of such Rx Product in such country of sale.

                        (iv) with respect to (i) and (ii) above, the royalty shall be reduced by [**] in such country(ies) if and when a third party introduces a generic version of Rx Product in such country(ies).

                  (f) If Sepracor pays a royalty on an Rx Product pursuant to this Section 7.1 which has been or is subsequently returned to Sepracor, its Affiliates or its Permitted Sublicensees or assigns or if Sepracor pays such a royalty on a Product, the sale of which is subsequently cancelled, and any money paid to Sepracor is returned to the buyer, the royalty so paid shall be deemed a credit against royalties payable by Sepracor for subsequent Payment Periods. If no royalties amounts are payable for a subsequent Payment Period pursuant to this Section 7.1, then the remaining balance of such credits shall be refunded to Sepracor within thirty
(30) days after Janssen's receipt of Sepracor's report for such Payment Period prepared pursuant to Section 7.2 below.

            7.2 Contents of Sepracor's Reports. Sepracor shall deliver to Janssen within thirty (30) days after the end of each Payment Period, beginning with the Payment Period during which Janssen's option under Section 2.2 or 2.3 above lapses or Janssen otherwise waives its right to exercise either such option, a written report describing, for the applicable Payment Period:

                  (a) if Janssen does not exercise its option described in
Section 2.2 above, the number and full description of each Rx Product sold by or on behalf of Sepracor, its Affiliates and its Permitted Sublicensees and assigns outside the United States during such Payment Period;

                  (b) if Janssen does not exercise its option described in
Section 2.3 above, the number and full description of each Rx Product sold by or on behalf of Sepracor, its Affiliates and its Permitted Sublicensees and assigns in the United States during such Payment Period;

                  (c) with respect to Rx Products reported pursuant to Sections 7.2(a) and/or (b) above:

                        (i) the Net Sales for Product being Sepracor Net Invoice Price multiplied by the volume of Rx Product sold;

                        (ii)  the total royalty due on such payments under
                              Section 7.1 above.

            7.3 Payments Accompany Sepracor's Reports. Each report for a Payment Period required in Section 7.2 above shall be accompanied by full payment to Janssen of the royalties payable under Section 7.1 above.

            7.4   Payment of Compensation to Janssen.

                  (a) All payments under Section 7.1 above shall be made by wire transfer, to Generale Bank, Leuven, Belgium (Wire #:__________) to Account No. 230- 0528530-94 or such other bank or account as Janssen may from time to time designate in writing. All such payments shall be made in Dollars.

                  (b) Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                  (c) Payments hereunder shall be considered to be made as of the day on which they are received in Janssen's designated bank or account.

                  (d) If the Sepracor Net Invoice Price of any Rx Product is stated in a currency other than Dollars, then, for the purpose of determining the amount of royalties payable pursuant to Section 7.1 above, such Sepracor Net Invoice Price shall be converted into Dollars using a calculated average exchange rate between those two currencies during the Payment Period for which such royalties become due pursuant to Section 7.3 above, wherein such calculated average exchange rate is calculated as the average of the exchange rates most recently quoted in the Wall Street Journal in New York on or before each of the last days for (i) each month according to the Johnson & Johnson universal calendar in the Payment Period, and (ii) the last month according to the Johnson & Johnson universal calendar in the immediately preceding Payment Period. If no such exchange rate has been quoted in the Wall Street Journal in New York at any time during the twelve (12) month period preceding the date on which such royalties become due, then such Net Invoice Price or part of Revenue shall be converted to Dollars at the average exchange rate used by BankBoston during the Payment Period.

                  (e) All payments due to Janssen hereunder but not paid by Sepracor on the due date thereof shall bear interest (in Dollars) at the rate which is the lesser of: (i) [**] and (ii) the maximum lawful interest rate permitted under applicable law. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

            7.5   Sepracor Books and Records; Audits.

                  (a) Sepracor shall keep and maintain, and shall cause its Affiliates, Permitted Sublicensees and assigns to keep and maintain, complete and accurate records and books of account in sufficient detail and form so as to enable amounts payable under Section 7.1 above to be determined. Such records and books of account shall be maintained for a period of no less than two (2) years following the calendar year to which they pertain. Sepracor shall permit such records and books of account to be examined by Janssen or Janssen's duly appointed agent(s) no more than once each calendar year, to the extent necessary for Janssen to verify such amounts. Such examination shall be during normal business hours, upon twenty (20) days' prior written notice to Sepracor, and at Janssen's expense unless the examination should establish that Sepracor's payment of such royalties for the period examined were less than ninety-five percent (95%) of the royalties which should have been paid, in which case Sepracor shall be responsible for the reasonable expenses of such examination. Audits related to Products sold as part of a bundle shall be conducted by an independent accounting firm which shall disclose to Janssen only whether the calculated invoice price for such Products is consistent with the terms of this Agreement and Sepracor's normal business practices for pharmaceutical products not licensed from a third party and the specific details concerning any discrepancies.

                  (b) Prompt adjustment shall be made by the proper Party to compensate for any errors or omissions disclosed by such examinations. Information obtained during the course of such an examination shall be kept confidential by Janssen and its agents, except to the extent necessary to enforce Janssen's rights hereunder.

            7.6 Sepracor Reports and Invoices Conclusively Correct. All reports, invoices and payments not disputed as to correctness by Janssen within three (3) years after receipt thereof shall thereafter conclusively be deemed correct for all purposes.

            7.7 Issuance of Patents. Notwithstanding anything contained in this Agreement to the contrary, in the event a patent is issued prior to expiration or termination of this Agreement with respect to any part of the Technical Information of Janssen, such patent shall be deemed to be Janssen Patent Rights and the royalties and other amounts payable hereunder shall not be increased on those Products which embody or rely on such patent.


8.    INTELLECTUAL PROPERTY RIGHTS AND REGULATORY APPROVALS

            8.1   Intellectual Property Maintenance Fees.

                  (a) Sepracor shall keep current all Sepracor Patent Rights and the trademarks selected by Sepracor pursuant to Section 2.4(d), and shall pay all maintenance fees, issue fees, taxes and expenses in connection therewith promptly as such fees, taxes and expenses become due and payable.

                  (b) Janssen shall keep current all Janssen Patent Rights and the Trademarks, subject to Section 2.4, and shall pay all maintenance fees, issue fees, taxes and expenses in connection therewith promptly as such fees, taxes and expenses become due and payable.

            8.2   Registering Patents and Other Intellectual Property Rights.

                  (a) All right, title, and interest in any Technical Information (including but not limited to inventions, whether patentable or not) conceived by

Sepracor prior to the termination or expiration of this Agreement shall vest in Sepracor. Sepracor may apply, at its own expense and discretion, for appropriate patent and other intellectual property right registrations of such invention or rights in any and all jurisdictions.

                  (b) All right, title, and interest in any Technical Information (including but not limited to inventions, whether patentable or not) conceived by Janssen prior to the termination or expiration of this Agreement shall vest in Janssen. Janssen may apply, at its own expense and discretion, for appropriate patent and other intellectual property right registrations of such invention and rights in any and all jurisdictions.

                  (c) If Sepracor and Janssen jointly conceive a patentable invention all right, title, and interest therein shall vest jointly in Sepracor and Janssen. The patent representatives of each Party shall determine jointly on a case by case basis which Party shall have primary responsibility for making application for appropriate patent and other intellectual property right registrations of such invention in any and all jurisdictions, and they shall make all decisions concerning filing, maintenance, or defense of such patents and patent applications. Costs of drafting, filing, and maintenance of jointly owned patents and patent applications, and defense of jointly owned intellectual property rights, shall be borne equally. Each Party shall provide to the other Party, as to those jointly owned applications which it is filing, copies of all patent applications prior to filing, for the purpose of obtaining comments and advice from the other Party's patent advisors and the other Party's approval to so file which approval shall be provided within a reasonable time. Upon the other Party's approval, such Party shall be free to file said patent applications. Such Party shall also consult with the other Party on the prosecution of said applications and provide to such Party copies of all substantive documents relating to the prosecution of said applications. If a first Party wishes to abandon a jointly owned patent or patent application or to refrain from filing such patent application or defending such patent, the other Party shall have the right to take contrary action at its own expense, whereupon the first Party shall assign all its right, title, and interest in such patent or application to the other Party.

                  (d) Each Party hereto shall, at the request of the other Party, both during and after the term of this Agreement, execute such documents and render such assistance as may be appropriate to enable the other Party to maintain or obtain registrations of patents or intellectual property rights in any jurisdiction in accordance with this Section 8.2.

                  (e) Any decisions regarding the choice of extensions of Patent Rights, including but without limitation supplementary protection certificates, where such extensions can only be obtained for either the Janssen Patent Right or the Sepracor Patent Right, shall be the right of the Party marketing and selling the

Product. In the United States such decision shall be the right of Janssen if Janssen exercises the option of Section 2.3(a) and for so long as Janssen retains the rights granted pursuant thereto.


9.    CONFIDENTIAL INFORMATION

            9.1 Confidentiality Maintained. Each Party hereto has a proprietary interest in its own Confidential Information. During and after the term of this Agreement, all disclosures of the Confidential Information of a Party (the "disclosing Party") to the other Party (the "receiving Party"), its agents and employees shall be held in strict confidence by such receiving Party, which shall disclose such Confidential Information only to those of its agents and employees to whom it is necessary in order to properly carry out their duties as limited by the terms and conditions hereof. During and after the term of this Agreement, the receiving Party shall not use such Confidential Information except for the purposes of exercising its rights and carrying out its duties hereunder or except to the extent the licenses granted under this Agreement have been fully paid up in accordance with Article 6 of this Agreement. This Section
9.1 shall also apply to any consultants or subcontractors during and after the term of this Agreement, that the receiving Party may engage in connection with its obligations under this Agreement.

            9.2 Liability for Disclosure. Notwithstanding anything contained in this Agreement to the contrary, obligations of confidentiality shall not apply when and to the extent that Confidential Information:

                  (a) was in the public domain at the time it was disclosed by the disclosing Party to the receiving Party; or

                  (b) was known to or contained in the records of the receiving Party from a source other than the disclosing Party at the time of disclosure by the disclosing Party to the receiving Party and can be so demonstrated; or

                  (c) is disclosed inadvertently despite the exercise of the same degree of care which the receiving Party takes to preserve and safeguard its own proprietary confidential information; or

                  (d) was independently developed by the receiving Party and is so demonstrated promptly upon receipt of the documentation and technology by the receiving Party; or

                  (e) becomes known to the receiving Party from a source other than the disclosing Party without breach of this Agreement by the receiving Party and can be so demonstrated; or

                  (f) must be disclosed pursuant to a court order or as otherwise required by law, order, or regulation.

10.   PROTECTION OF LICENSED TECHNOLOGY; LIMITATIONS ON LIABILITY

            10.1  Infringements of Licensed Technology.

                  (a) This subsection (a) is with respect to OTC Product. Janssen may take and control, but is not required to take and control, at its own expense any and all actions which are necessary to: (i) terminate infringements of any part of the Janssen Patent Rights involving OTC Product or misappropriations of its Confidential Information involving OTC Product; or (ii) terminate any attempted passing-off by imitation of any OTC Product. Sepracor shall have the right to be kept informed of the status and progress of all such actions instituted by Janssen. Any monetary recoveries received by Janssen in excess of expenses incurred by Janssen in such action shall be considered as an aggregate Janssen Net Invoice Price subject to the royalty obligation of Section 6.3(a). Janssen may also take and control, but is not required to take and control, at its own expense any and all actions which are necessary to terminate infringements of any part of the Sepracor Patent Rights involving OTC Product. Sepracor shall have the right to be kept informed of the status and progress of all such actions instituted by Janssen and Janssen shall take into due consideration recommendations made by Sepracor. Any monetary recoveries received by Janssen in excess of expenses incurred by Janssen in such action shall be considered as an aggregate Janssen Net Invoice Price subject to the royalty obligation of Section 6.3(a). If Janssen does not initiate such action within one hundred twenty (120) days of receiving notice of infringement of Sepracor Patent Rights involving OTC Product, Sepracor may initiate and control such action at its own expense, whereupon any monetary recoveries received by Sepracor in excess of expenses incurred by Sepracor in such action shall be retained and/or received by Janssen, subject to the royalty obligation of
Section 6.3(a).

                  (b) This subsection (b) is with respect to Rx Product in the United States if Janssen exercises its option described in Section 2.3 above and provided and as long as Sepracor does not exercise an option under Section 2.3(d) of this Agreement and as long as the profit-sharing pursuant to Section
6.4 is in effect. Each Party shall have the primary right to take and control at its own expense any and all actions which are necessary to terminate infringements of any part of its own Patent Rights involving Rx Product in the United States or misappropriations of its own Confidential Information involving Rx Product in the United States. Any monetary recoveries received by the proprietor Party shall be considered as Operating Income disbursed pursuant to
Section 6.4, after deduction of the expenses incurred in any such action. If a Party does not initiate such action within one hundred twenty (120) days of receiving notice of infringement of its own Patent

Rights involving Rx Product in the United States, the other Party may initiate and control such action at its own expense, and any monetary recoveries shall be considered as Operating Income disbursed pursuant to Section 6.4, after deduction of the expenses incurred in an such action. Each Party shall have the right to be kept informed of the status and progress of all such actions instituted by the other and shall take into due consideration recommendation made by the other Party. The Parties shall jointly take and control any and all actions necessary to terminate or any attempted passing-off by imitation of any Rx Product in United States, and shall bear equally all the expenses of and all monetary recoveries in all such actions.

                  (c) This subsection (c) is with respect to Rx Product in those Rx Countries where Janssen exercises the option of Section 2.2 and for so long as Janssen retains the rights and licenses granted pursuant thereto. Janssen may take and control, but is not required to take and control, at its own expense any and all actions which are necessary to: (i) terminate infringements of any part of the Janssen Patent Rights involving Rx Product or misappropriations of its Confidential Information involving Rx Product; or (ii) terminate any attempted passing-off by imitation of any Rx Product. Sepracor shall have the right to be kept informed of the status and progress of all such actions instituted by Janssen. Any monetary recoveries received by Janssen in excess of expenses incurred by Janssen in such action shall be considered as an aggregate Janssen Net Invoice Price subject to the royalty obligation of Section 6.3(b). Janssen may also take and control, but is not required to take and control, at its own expense any and all actions which are necessary to terminate infringements of any part of the Sepracor Patent Rights involving Rx Product. Sepracor shall have the right to be kept informed of the status and progress of all such actions instituted by Janssen and Janssen shall take into due consideration recommendations made by Sepracor. Any monetary recoveries received by Janssen in excess of expenses incurred by Janssen in such action shall be considered as an aggregate Janssen Net Invoice Price subject to the royalty obligation of Section 6.3(b). If Janssen does not initiate such action within one hundred twenty (120) days of receiving notice of infringement of Sepracor Patent Rights involving Rx Product, Sepracor may initiate and control such action at its own expense, whereupon any monetary recoveries received by Sepracor in excess of expenses incurred by Sepracor in such action shall be retained and/or received by Janssen, subject to the royalty obligation of
Section 6.3(b).

                  (d) This subsection (d) is with respect to Rx Product in the United States if Janssen does not exercise the option of Section 2.3 and to Rx Product in those Rx Countries where Janssen does not exercise the option of
Section 2.2 and in those Countries where Janssen exercises the relevant option but does not retain the rights and licenses granted pursuant thereto. Sepracor may take and control, but is not required to take and control, at its own expense any and all actions which are necessary to: (i) terminate infringements of any part of the Sepracor Patent Rights involving Rx Product or misappropriations of its Confidential Information involving

Rx Product; or (ii) terminate any attempted passing-off by imitation of any Rx Product. Janssen shall have the right to be kept informed of the status and progress of all such actions instituted by Sepracor. Any monetary recoveries received by Sepracor in excess of expenses incurred by Sepracor in such action shall be considered as an aggregate Sepracor Net Invoice Price subject to the royalty obligation of Section 7.1(a). Sepracor may also take and control , but is not required to take and control, at its own expense any and all actions which are necessary to terminate infringements of any part of the Janssen Patent Rights involving Rx Product. Janssen shall have the right to be kept informed of the status and progress of all such actions instituted by Sepracor and Sepracor shall take into due consideration recommendations made by Janssen. Any monetary recoveries received by Sepracor in excess of expenses incurred by Sepracor in such action shall be considered as an aggregate Sepracor Net Invoice Price subject to the royalty obligation of Section 7.1(a). If Sepracor does not initiate such action within one hundred twenty (120) days of receiving notice of infringement of Janssen Patent Rights involving Rx Product, Janssen may initiate and control such action at its own expense, whereupon any monetary recoveries received by Janssen in excess of expenses incurred by Janssen in such action shall be retained and/or received by Sepracor, subject to the royalty obligation pursuant to Section 7.1(a).

                  (e) Each Party agrees to keep watch to detect any actual or suspected unauthorized use of any part of the Licensed Technology, any misappropriation of any part of the Confidential Information, and any attempted passing-off by imitation of any Product, and shall notify the other Party of any such actual or suspected unauthorized use and any such attempted passing-off within thirty (30) days after receiving knowledge of the actual or suspected unauthorized use or the attempted passing-off.

            10.2  Intellectual Property Infringements.

                  (a) Sepracor represents and warrants that it has not previously granted, and will not grant to any third party during the term of this Agreement, any rights, licenses or options with respect to the Compound, the Products, the Sepracor Patent Rights or Sepracor's Confidential Information that are inconsistent with the rights, licenses and options granted to Janssen herein.

                  (b) Janssen represents and warrants that it has not previously granted, and will not grant to any third party during the term of this Agreement, any rights, licenses or options with respect to the Compound, the Products, the Janssen Patent Rights, the Trademarks or Janssen's Confidential Information that are inconsistent with the rights and licenses granted to Sepracor herein.

                  (c) In the event of any claim or suit against either Party or one of its Permitted Sublicensees or assigns for infringement of any intellectual property

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

right of any third party as the result of the manufacture, use or sale of the Compound or the Products by a Party hereto or one of its Permitted Sublicensees or assigns, the Parties shall cooperate in good faith in determining how to respond to such claim or suit. NEITHER PARTY SHALL HAVE ANY OBLIGATION TO INDEMNIFY OR HOLD HARMLESS THE OTHER PARTY OR ITS PERMITTED SUBLICENSEES OR ASSIGNS WITH RESPECT TO ANY SUCH CLAIM OR SUIT.

            10.3 Product Liability Indemnity with Respect to Rx Products in United States. If Janssen exercises the option described in Section 2.3 above, the Parties shall divide equally between them any adverse monetary judgement awarded against either one of them or any of their Permitted Sublicensees and assigns with respect to any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) incurred from a claim or settlement arising or alleged to arise out of the use, distribution or sale of any Rx Product in United States. To the extent that either Party is required to pay to a third party more than [**] of any such judgment, the other Party shall reimburse such Party for the amount which it paid over [**] of such amount. If Janssen does not exercise the option described in Section 2.3 above, it shall be Sepracor's sole responsibility to defend and indemnify against any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) incurred from a claim arising or alleged to arise out of the use, distribution or sale of any Rx Product in the United States, excluding Janssen from any liability and obligation to defend or indemnify Sepracor, its Affiliates, employees, directors, officers, Permitted Sublicensees, agents or distributors.


            10.4 Product Liability Indemnity with Respect to OTC Products and Rx Products Outside United States.

                  (a) Janssen shall defend and indemnify against, and hold Sepracor and its Affiliates, employees, directors, officers and agents harmless from, any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) incurred from a claim arising or alleged to arise out of the use, distribution or sale by Janssen, its Affiliates and its Permitted Sublicensees and assigns of any OTC Product anywhere in the world and, if and to the extent Janssen exercises the option described in
Section 2.2 above, any Rx Product outside of United States; provided, however, that: (i) Sepracor shall provide notice promptly to Janssen of any such actual or threatened claim of which Sepracor becomes aware and reasonable cooperation, information, and assistance in connection therewith; (ii) Janssen shall have sole control and authority with respect to the defense, settlement, or compromise thereof; and (iii) this Section 10.4(a) shall not apply to: (A) claims of infringement of a third party's intellectual property rights; and (B) claims caused directly or indirectly by Sepracor's negligence or willful misconduct.

                  (b) Sepracor shall defend and indemnify against, and hold Janssen and its Affiliates, employees, directors, officers and agents harmless from, any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) incurred from a claim arising or alleged to arise directly or indirectly out of Sepracor's negligence or willful misconduct; provided, however, that (A) Janssen shall provide notice promptly to Sepracor of any such actual or threatened claim of which Janssen becomes aware and reasonable cooperation, information, and assistance in connection therewith; and (B) Sepracor shall have sole control and authority with respect to the defense, settlement, or compromise thereof, provided Janssen is no longer a defendant in such claim.

                  (c) In the event a claim is based partially on an indemnified claim described in Section 10.4(a) or (b) above and partially on a non-indemnified claim, or in the event a claim is based partially on an indemnified claim described in Section 10.4(a) above and partially on an indemnified claim described in Section 10.4(b) above, any payments and reasonable attorney fees incurred in connection with such claims are to be apportioned between the Parties in accordance with the degree of cause attributable to each Party.

                  (d) If and to the extent Janssen does not exercise the option described in Section 2.3 above, it shall be Sepracor's sole responsibility to defend and indemnify against any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) incurred from a claim arising or alleged to arise out of the use, distribution or sale of any Rx Product in the United States, excluding Janssen from any liability and obligation to defend or indemnify Sepracor, its Affiliates, employees, directors, officers, Permitted Sublicensees, agents or distributors

            10.5 Use of Name in Suit. Where, in the reasonable judgement of Sepracor or Janssen it is necessary to use the other Party's name to prosecute or defend an action pursuant to this Article 10, Sepracor and Janssen agree to allow the other Party to so use its name; provided, however, that the other Party agrees to hold Sepracor or Janssen, as the case may be, harmless against any award of court costs or damages resulting solely from the use of Sepracor's or Janssen's name by such other Party in such action.

            10.6 Limitations on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING OUT OF THE

MANUFACTURE, SALE OR SUPPLYING OF THE COMPOUND OR THE PRODUCTS, EVEN IF SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.


11.   REPRESENTATIONS, WARRANTIES AND COVENANTS

            Each of Sepracor and Janssen hereby represents, warrants and covenants to the other as follows:

            11.1 Right, Power and Authority. It has full right, power and authority to enter into this Agreement and there is nothing which would prevent it from performing its obligations under the terms and conditions imposed on it by this Agreement.

            11.2 Binding Obligation. This Agreement has been duly authorized by all necessary corporate and stockholder action of Sepracor and Janssen, respectively, and constitutes a valid and binding obligation on Sepracor and Janssen, respectively, enforceable in accordance with the terms hereof.

            11.3 Corporate Good-Standing. Sepracor and Janssen represents and warrants that it is a corporation, duly organized and validly existing and in good standing under the laws of Delaware and Belgium, respectively, and is duly qualified and authorized to do business wherever the nature of its activities or properties requires such qualification or authorization.

            11.4 No Government Approvals Needed. Except as otherwise provided herein, no registration with or approval of any government agency or commission of any jurisdiction is necessary for the execution, delivery or performance by it of any of the terms of this Agreement, or for the validity and enforceability hereof or with respect to its obligations hereunder.

            11.5 No Provisions Contravened. There is no provision in its articles of incorporation, By-Laws or equivalent governing documents, and no provision in any existing mortgage, indenture, contract or agreement binding on it which would be contravened by the execution, delivery or performance by it of this Agreement.

            11.6 No Consent of Third Parties Needed. Except as provided in
Exhibit 11.6 hereto, no consent of any trustee or holder of any of its indebtedness or any other third party is or shall be required as a condition to the validity of this Agreement.

            11.7 No Proceedings Pending. There is no action or proceeding pending or in so far as it knows or ought to know threatened against it before any court, administrative agency or other tribunal which might have a material adverse effect on its business or condition, financial or otherwise, or its operation of any business. It knows of no claim by any third party of infringement by the Licensed Technology on such third party's patent, trademark, copyright, trade secret or other intellectual property rights.

            11.8 Not Contravene Any Law. Neither its execution nor its delivery of this Agreement, nor its fulfillment of or compliance with the terms and provisions hereof, shall contravene any provision of the laws of any jurisdiction, including, without limitation, any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to it.

            11.9 NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTY, STATUTORY OR OTHERWISE, CONCERNING THE LICENSED TECHNOLOGY OR ANY CONFIDENTIAL INFORMATION COMMUNICATED TO THE OTHER PARTY HERETO, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTY AS TO QUALITY OR THE USEFULNESS OF THE LICENSED TECHNOLOGY FOR ITS INTENDED PURPOSE OR ANY WARRANTY OF NON-INFRINGEMENT.


12.   TERMINATION OR EXPIRATION

            12.1 Term of Agreement. Unless it is terminated earlier pursuant to this Article 12, this Agreement shall continue in full force and effect for the commercial life of Product or until it is terminated by mutual agreement of the Parties. The term of this Agreement shall be from the Effective Date to the date of termination or expiration of this Agreement, as the case may be.

            12.2 Termination for Cause. This Agreement may be terminated by either Party (the "Terminating Party") by giving written notice of termination to the other Party, such termination being immediately effective upon the giving of such notice of termination, after the occurrence of any of the following events:

                  (a) a material breach or default as to any obligation hereunder by the other Party and the failure of the other Party to promptly pursue (within thirty (30) days after receiving written notice thereof from the terminating Party) a reasonable remedy designed to cure (in the reasonable judgement of the terminating Party) such material breach or default; or

                  (b) the filing of a petition in bankruptcy, insolvency or reorganization against or by the other Party, or the other Party becoming subject to a composition for creditors, whether by law or agreement, or the other Party going into receivership or otherwise becoming insolvent.

            12.3 Termination by Janssen Without Cause. This Agreement may be terminated by Janssen at any time without cause by giving written notice of termination to Sepracor, such termination becoming effective ninety (90) days after the giving of such notice. Upon such termination all rights and licenses granted to Janssen hereunder shall be immediately revoked, and Janssen shall have no right to any continued use of Sepracor Patent Rights or Technical Information of Sepracor.

            12.4 After Termination.

                  (a) In the event that this Agreement is terminated by Janssen in accordance with Section 12.2(a) above based on a material breach or default by Sepracor, then all rights and licenses granted to Sepracor under this Agreement shall cease, effective immediately upon such termination. Sepracor and Janssen agree that all rights and licenses granted under this Agreement by Sepracor to Janssen shall become exclusive even as to Sepracor, its Affiliates and Permitted Sublicensees, and all licenses granted under this Agreement by Sepracor to Janssen shall become royalty-free, perpetual licenses in the Field. If this Agreement is rejected by a trustee (including without limitation by Sepracor as debtor in possession) in a bankruptcy proceeding with respect to Sepracor, then Sepracor and Janssen agree that Janssen, as a licensee of the rights granted under this Agreement, shall retain and may fully exercise all of its rights and elections under the relevant bankruptcy code. Sepracor agrees during the term of this Agreement to maintain and create current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments of the Licensed Technology hereunder. If a case is commenced by or against Sepracor under the relevant bankruptcy code, then, unless and until this Agreement is rejected as provided in the relevant bankruptcy code, Sepracor (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a bankruptcy trustee) shall either perform all of the obligations provided in this Agreement to be performed by Sepracor or provide to Janssen all Licensed Technology (including all embodiments thereof) held by Sepracor and such successors and assigns, as Janssen may elect in a written request, immediately upon such request. If a bankruptcy case is commenced by or against Sepracor, this Agreement is rejected as provided in the relevant bankruptcy code and Janssen elects to retain the rights hereunder as provided in the relevant bankruptcy code, then Sepracor (in any capacity, including debtor-in-possession) and its successors and assigns (including without limitation, a bankruptcy trustee) shall provide to Janssen all Licensed Technology (including all embodiments thereof) held by Sepracor and such successors and assigns immediately upon Janssen's written request therefor. All rights, powers and remedies of Janssen provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the relevant bankruptcy code) in the event of commencement of a bankruptcy case by or against Sepracor. Janssen, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including the relevant bankruptcy code) in such event.

                  (b) In the event that this Agreement is terminated by Sepracor in accordance with Section 12.2(a) above based on a material breach or default by Janssen, then all rights and licenses granted to Janssen under this Agreement shall cease, effective immediately upon such termination. Sepracor and Janssen agree that all rights and licenses granted under this Agreement by Janssen to Sepracor shall become exclusive even as to Janssen, its Affiliates and Permitted Sublicensees, and all licenses granted under this Agreement by Janssen to Sepracor shall become royalty-free, perpetual licenses in the Field. If this Agreement is rejected by a trustee (including without limitation by Janssen as debtor in possession) in a bankruptcy proceeding with respect to Janssen, then Sepracor and Janssen agree that Sepracor, as a licensee of the rights granted under this Agreement, shall retain and may fully exercise all of its rights and elections under the relevant bankruptcy code. Janssen agrees during the term of this Agreement to maintain and create current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments of the Licensed Technology hereunder. To the extent consistent with Belgium's bankruptcy code, if a case is commenced by or against Janssen under the relevant bankruptcy code, then, unless and until this Agreement is rejected as provided in the relevant bankruptcy code, Janssen (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a bankruptcy trustee) shall either perform all of the obligations provided in this Agreement to be performed by Janssen or provide to Sepracor all Licensed Technology (including all embodiments thereof) held by Janssen and such successors and assigns, as Sepracor may elect in a written request, immediately upon such request. All rights, powers and remedies of Sepracor provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the relevant bankruptcy code) in the event of commencement of a bankruptcy case by or against Janssen. Sepracor, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law (including the relevant bankruptcy code) in such event.

                  (c) The Parties hereto agree that, once this Agreement is terminated in accordance with Section 12 .2(a) or expires in accordance with
Section 12.1, each Party (or, in the case of termination under Section 12.2(a), the breaching Party) shall, at its own expense, return to the disclosing Party all of its Confidential Information as soon as practicable after the date of such termination or expiration, including, but not limited to, original documents, drawings, computer diskettes, models, samples, notes, reports, notebooks, letters, manuals, prints, memoranda and any copies thereof, which have been received or derived by the receiving Party. All

Confidential Information of the disclosing Party shall remain the exclusive property of the disclosing Party during the term of this Agreement and thereafter.

                  (d) The termination of this Agreement by Janssen in accordance with Section 12.3 shall terminate any and all obligations of Janssen and Sepracor under this Agreement and Janssen shall be deemed as having failed to exercise its options under Sections 2.2(a) and 2.3(a). Such termination shall have no effect on Sepracor's rights and licenses pursuant to Sections 2.1, 2.6, and 4.6, and the provisions of Article 7 shall remain in effect.

            12.5 Payment Obligations Continue. Upon termination or expiration of this Agreement, nothing shall be construed to release either Party from its obligations to pay the other Party any and all fees, royalties or other amounts accrued or irrevocably obligated but unpaid hereunder prior to the date of such termination or expiration.

            12.6 No Damages for Termination. The Parties hereto agree that if either Party terminates the other Party pursuant to this Article 12, then the terminating Party shall not be liable for damages or injuries suffered by the other Party as a result of that termination.


13.   MISCELLANEOUS

            13.1 Assignments and Change of Control. For the purposes of this
Section 13.1, "Control" shall mean the holding and/or possession of a beneficial interest in and/or the ability to exercise the voting rights applicable to shares, stocks, or other securities of a Party (whether directly or by means of holding such interests in one or more legal entities) which confer in aggregate on the holders thereof (i) in the case of an industrial corporate holder, 35% or more, or (ii) in the case of a non-industrial holder, more than 50%, of the total voting rights exercisable at general meetings of that Party or with respect to all or substantially all matters affecting that Party.

                  (a) Except as provided in Section 2.6 above, this Agreement and any and all of the rights and obligations of either Party hereunder shall not be assigned, delegated, sublicensed, sold, transferred or otherwise disposed of, by operation of law or otherwise, without the prior written consent of the other Party; provided, however, that either Party may assign, delegate, sublicense, sell, transfer or otherwise dispose of (collectively "transfer") rights and obligations hereunder without such prior written consent to: (i) any of its respective Affiliates; or (ii) a third party which acquires Control of or all or substantially all of the assets or stock of such Party through purchase, merger, consolidation or otherwise, provided, however, if Janssen exercises the option of Section 2.3(a) and the profit-sharing and cost-sharing

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

provisions of this Agreement have not been converted to a royalty-bearing license by action of any provision in this Agreement, the rights and licenses for Rx Product in the United States shall be subject to and limited by the provisions of Sections 13.1(b) and 13.1(c). This Agreement shall be binding upon, and inure to the benefit of, Sepracor and Janssen and their respective Permitted Successors and assigns, to the extent such assignments are in accordance with this Section 13.1(a).

                  (b) With respect to the rights and licenses for Rx Product in the United States, in the event that Janssen exercises the option of Section 2.3(a) and the profit-sharing and cost-sharing provisions of this Agreement have not been converted to a royalty-bearing license by action of any provision in this Agreement, and either (1) a third party not listed in Exhibit 13.1(b) acquires Control of or all or substantially all of the assets or stock of Sepracor through purchase, merger, consolidation or otherwise, or (2) a third party listed in Exhibit 13.1(b) acquires Control of all or substantially all of the assets or stock of Sepracor through purchase, merger, consolidation or otherwise, and subsequently Control of such third party is acquired by a third party not listed in Exhibit 13.1(b), then Janssen shall elect, in its sole discretion,

                        (i) to continue the co-promotion rights pursuant to
Section 5.3 and the profit-sharing and cost-sharing envisaged in Section 6.4 under the terms and conditions of this Agreement, provided, however, that Janssen must obtain the acquirer's written approval, and if such approval is withheld, the provisions of Section 13.1(b)(iii) shall apply; or

                        (ii) to terminate the co-promotion rights pursuant to
Section 5.3 and maintain the profit-sharing and cost-sharing pursuant to Section
6.4 under the terms and conditions of this Agreement, provided, however, that Janssen must obtain the acquirer's written approval, and if such approval is withheld, the provisions of Section 13.1(b)(iii) shall apply; or

                        (iii) to convert the co-promotion rights pursuant to
Section 5.3 and the profit-sharing envisaged in Section 6.4 into a royalty bearing exclusive license to the Rx Products in the United States, subject to paying Sepracor or its successor a royalty or other amount for Rx Product sold by or on behalf of Janssen, its Affiliates or its Permitted Sublicensees or assigns (excluding returns) in the United States, which:

                              (A) if the third party acquires Control of or all
or substantially all of the assets or stock of Sepracor prior to submission of the NDA for Rx Product in the United States, the royalty shall be [**] and

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

thereafter [**] of the Janssen Net Invoice Price for each Rx Product sold by or on behalf of Janssen, its Affiliates or its Permitted Sublicensees or assigns, provided, however, that the acquirer may elect to continue the joint funding of R & D Expenses pursuant to Section 6.2 until NDA submission thereby raising the royalty to [**]; and

                              (B) if the third party acquires Control of or all
or substantially all of the assets or stock of Sepracor after submission of the NDA for Rx Product in the United States, then (1) if Sepracor has paid or is obligated to pay [**] in Marketing and Technology Costs at the time of closing of the acquisition, the royalty shall be [**] of the Janssen Net Invoice Price for each Rx Product sold by or on behalf of Janssen, its Affiliates or its Permitted Sublicensees or assigns, or (2) if Sepracor has paid or is obligated to pay [**] or more in Marketing and Technology Costs at the time of closing of the acquisition, then the royalty shall be [**] of the Janssen Net Invoice Price for each Rx Product sold by or on behalf of Janssen, its Affiliates or its Permitted Sublicensees or assigns.

Should the provisions of Section 13.1(b)(iii)apply, all such royalties shall be reported, paid and audited in accordance with Sections 6.3, 6.5, 6.6, 6.8, 6.9 and 6.10 above. If the provisions of Section 13.1(b)(ii) apply, audits under
Section 6.9 shall be conducted by an independent accounting firm and Janssen may designate competitively sensitive information, which the accounting firm may not disclose to the acquirer, but such designation shall not encompass the accounting firm's conclusions, and the accounting firm shall disclose to the acquirer only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies.

                  (c) In the event that Janssen exercises the option of Section 2.3(a) and the profit-sharing and cost-sharing provisions of this Agreement have not been converted to a royalty-bearing license by action of any provision in this Agreement, and a third party listed in Exhibit 13.1(b) acquires Control of or all or substantially all of the assets or stock of Sepracor through purchase, merger, consolidation or otherwise, then with respect to the rights and licenses for Rx Product in the United States

                        (i) if the acquirer or any of its Affiliates do not market a competing product in the United States or have a competing product in development for the United States market, the acquirer shall decide to either:

                              (A) continue the co-promotion described in Section
5.3 and the profit-sharing and cost-sharing envisaged under Section 6.4 under the terms and conditions of this Agreement; or

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                              (B) terminate the co-promotion described in
Section 5.3 and the profit-sharing and cost-sharing envisaged under Section 6.4 and convert such into a royalty bearing exclusive license to Rx Products in the United States having a royalty equal to (1) if the third party acquires Control of or all or substantially all of the assets or stock of Sepracor prior to submission of the NDA for Rx Product in the United States,[**] and thereafter [**] of the Janssen Net Invoice Price for each Rx Product sold by or on behalf of Janssen, its Affiliates, or Permitted Sublicensees or assigns, or (2) if the third party acquires Control of or all or substantially all of the assets or stock of Sepracor after submission of the NDA for Rx Product in the United States,[**] of Janssen Net Invoice Price for each Rx Product sold by or on behalf of Janssen, its Affiliates or its Permitted Sublicensee or assigns.

                        (ii) if the acquirer or any of its Affiliates markets a competing product in the United States or has a competing product in development for the United States market, or subsequently develops or acquires a competing product for the United States market, the acquirer shall decide to either:

                              (A) divest the competing product to an independent
third party, or discontinue marketing or development of such competing product, within six (6) months after the closing of the acquisition or within six (6) months of the subsequent development or acquisition of the competing product, as appropriate, in which case, the acquirer may make an election as set forth in
Section 13.1(c)(i) above; or

                              (B) continue marketing or developing of the
competing product for the United States market, in which case, Janssen may make an election as set forth in Sections 13.1(b)(i), 13.1(b)(ii), or 13.1(b)(iii)(A);

                        (iii) for the purposes of this Section 13.1(c), a "competing product" means any pharmaceutical product which has been approved in the United States or is actively promoted in the United States or as appropriate, in development, for one or both of allergic rhinitis or chronic urticaria.

                  (d) If the provisions of Sections 13.1(b)(i), 13.1(b)(ii), 13.1(b)(iii), 13.1(c)(i)(A) or 13.1(c)(i)(B) apply, the JMC of Section 5.2 and the JR&DC of Section 4.2(a) shall cease to exist and Janssen alone shall assume total control of marketing and R&D of Rx Product in the United States, as appropriate.

            13.2 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts, applicable to agreements made and to be fully performed therein.

            13.3 Dispute Resolution.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or to a breach thereof, including its interpretation, performance or termination, shall be submitted to and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association (AAA), which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in Beerse, Belgium if initiated by Sepracor or in Marlborough, Massachusetts if initiated by Janssen, and shall be the exclusive forum for resolving such dispute, controversy or claim. For the purposes of this arbitration, the provisions of this Agreement and all rights and obligations hereunder shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, applicable to agreements made and to be fully performed therein. The decision of the arbitrators shall be executory, final and binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing Party) shall be paid as the arbitrators determine.

                  (b) The arbitration shall be conducted by three (3) arbitrators, one (1) to be appointed by Sepracor, one (1) to be appointed by Janssen and the remaining arbitrator being nominated by the arbitrators so selected or, if they cannot agree on the remaining arbitrator, by the President of the AAA.

                  (c) Notwithstanding anything contained in this Section 13.3 to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party as necessary to prevent imminent and irreparable harm to its interests.

            13.4 Waiver. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

            13.5 No Other Relationship. Nothing herein contained shall be deemed to create a joint venture, agency or partnership relationship between the Parties hereto. Neither Party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

            13.6 Notices.

                  (a) Each notice required or permitted to be sent under this Agreement shall be given by telecopy transmission or by registered or recorded delivery letter to Sepracor and to Janssen at the addresses and telecopy numbers indicated below.

      For Sepracor:

            111 Locke Drive
                Suite 2
            Marlborough, Massachusetts  01752-7231

            Attention:       President, Pharmaceuticals
            Telecopy:        508-357-7492

      For Janssen:

            Turnhoutseweg 30
            B-2340 Beerse, Belgium

            Attention:       Managing Director
            Telecopy:        011 3214 60 3999

Either Party may change its address and/or telecopy number for purposes of this Agreement by giving the other Party written notice of its new address and/or telecopy number.

                  (b) Any properly addressed notice if given or made by registered or recorded delivery letter shall be deemed to have been received on the earlier of the date actually received and the date ten (10) Business Days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a Business Day, in which case the date of deemed receipt shall be the next succeeding Business Day.

            13.7 Entire Understanding. This Agreement embodies the entire understanding between the Parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the Parties not contained in this Agreement.

            13.8 Invalidity. If any provision of this Agreement is declared invalid or unenforceable by arbitration or a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this

Agreement, and if the Parties cannot agree, the provision in question shall be severed from this Agreement and the Agreement shall endure except for the provision severed.

            13.9 Amendments. Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both Parties hereto.

            13.10 RESERVED.

            13.11 Responsibility for Taxes.

                  (a) Janssen shall be responsible for payment of taxes arising out of or related to Product sales made by Janssen and for submission of proper documentation with respect thereto to the tax authorities. Janssen shall indemnify and hold Sepracor harmless from and against any and all claims and losses (including but not limited to attorney fees) arising out of Janssen's failure or delay in paying such taxes or submitting such documentation. No interest or penalties associated with such failure or delay shall be included in Marketing and Technology Expenses. Sepracor shall be responsible for payment of taxes arising out of or related to Product sales made or profit shared by Sepracor and for submission of proper documentation with respect thereto to the tax authorities. Sepracor shall indemnify and hold Janssen harmless from and against any and all claims and losses (including but not limited to attorney fees) arising out of Sepracor's failure or delay in paying such taxes or submitting such documentation. No interest or penalties associated with such failure or delay shall be included in Marketing and Technology Expenses.

                  (b) Any tax required to be withheld by Janssen under the laws of Belgium for the account of Sepracor in respect of payments to be made by Janssen to Sepracor shall be promptly paid by Janssen for and on behalf of Sepracor to the appropriate tax authorities and Janssen shall furnish Sepracor with proof of payment of such tax together with receipts or other evidence of payment sufficient to enable Sepracor to support a claim for income tax credit in respect of any sum so withheld. Any such tax required to be withheld shall be borne solely by Sepracor.

                  (c) Any tax required to be withheld by Sepracor for the account of Janssen in respect of payments to be made by Sepracor to Janssen shall be promptly paid by Sepracor for and on behalf of Janssen to the appropriate tax authorities and Sepracor shall furnish Janssen with proof of payment of such tax together with receipts or other evidence of payment sufficient to enable Janssen to support a claim for income tax credit in respect of any sum so withheld. Any such tax required to be withheld shall be borne solely by Janssen.

            13.12 Scientific Publications. If Janssen exercises the option of
Section 2.3(a) or if Janssen exercises the option granted in Section 2.2(a) in Japan or all of the United Kingdom, Italy, France and Germany, each Party shall submit to the other any proposed publication containing Confidential Information at least thirty (30) days in advance to allow the other Party to review the publication and make any objections. If the reviewing Party makes any objections to the publication, then the Parties shall discuss the advantages and disadvantages of the proposed publication. If the Parties are unable to agree, the research management of each of the Parties shall discuss with the President of Janssen Research having the final say.

            13.13  Force Majeure.

                  (a) Neither Sepracor nor Janssen shall be liable in damages, or shall be subject to termination of this Agreement by the other Party, for any delay or default in performing any obligation hereunder (other than payment obligations) if that delay or default is due to any cause beyond the reasonable control and without fault or negligence of such Party; provided, however, that:
(i) in order to excuse its delay or default hereunder, a Party shall notify the other Party of the occurrence or the cause, specifying the nature and particulars thereof and the expected duration thereof; and (ii) within ten (10) Business Days after the termination of such occurrence or cause, such Party shall give notice to the other Party specifying the date of termination thereof. All obligations of both Parties shall return to being in full force and effect upon the termination of such occurrence or cause. The Parties also agree that if either Party is prevented from performing its obligation hereunder for a period of more than six (6) months, then the other Party shall have the right to terminate this Agreement, effectively immediately.

                  (b) For the purposes of this Section 13.13, a "cause beyond the reasonable control" of a Party shall include, without limitation, any act of God, act of any government or other authority or statutory undertaking, industrial dispute, fire, explosion, accident, power failure, flood, riot or war (declared or undeclared).

            13.14 Public Announcements. If either Party desires to, or is required by law to, make a public announcement concerning this Agreement or the subject matter hereof, such Party shall provide the proposed text of such announcement to the other Party for review and written approval prior to release of such announcement.

            13.15 Compliance With Laws. Each Party covenants and agrees that all of its activities under or pursuant to this Agreement shall comply with all applicable laws, rules and regulations.

            13.16 Headings. Any headings contained herein are for directory purposes only, do not constitute a part of this Agreement, and shall not be employed in interpreting this Agreement.

            13.17 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original.

            13.18 Exhibits. All exhibits referred to in this Agreement are attached hereto and incorporated herein by this reference.


      IN WITNESS WHEREOF, the Parties hereto have signed this Agreement under seal.

SEPRACOR INC.                             JANSSEN PHARMACEUTICA N.V.



By:       /s/David P. Southwell     By:     /s/Staf VanReet
   ----------------------------         ----------------------------------------
     David P. Southwell                   Name:
     Executive Vice President and         Managing Director
     Chief Financial Officer

EXHIBIT 1.10(a)                  Janssen Patents and Patent Applications

EXHIBIT 1.21                     J&J Universal Calendar

EXHIBIT 1.22                     Pre-Option Clinical Testing

EXHIBIT 1.26                     R&D Plan

EXHIBIT 1.31                     Sepracor Patents and Patent Applications

EXHIBIT 1.33                     Trademarks, Trade Names, Service
                                 Marks and Other Commercial Symbols

EXHIBIT 2.5(a)                   Quality Control Standards

EXHIBIT 3.1(e)                   Sepracor's Cost in Manufacturing

EXHIBIT 3.4(a)                   Specifications with Respect to the
                                 Compound and the Product

EXHIBIT 4.2(d)                   Pre-Option Clinical Testing Parameters

EXHIBIT 11.6                     Fleet Bank Letter

EXHIBIT 13.1(b)                  List of Third Parties

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                 EXHIBIT 1.10(a)

Docket No. JAB 286

Country                      Type           Application       Filing Date   Patent       Grant Date      Expiry Date    Status
                                            Number                          Number
Algeria
Austria                      DIV
Austria                      MAIN
Bahrain                      REG
Belarus                      REG
Belgium                      EPO
Canada
Cyprus (Greek)               REG
Democratic Rep. of Congo
Denmark                      MAIN
Denmark                      DIV
EPO
Finland
France                       EPO
Germany                      EPO
Great Britain                EPO
Hong Kong                    REG
Hungary
Ireland
Israel
Italy                        EPO
Japan                        MAIN
Japan                        DIV
Kenya                        REG
Latvia                       REG                                            [**]
Luxemburg                    EPO
Malaysia                     REG
Morocco
Netherlands                  EPO
New Zealand
Nigeria
Norway                       MAIN
Norway                       DIV
Philippines
Russia
Saban                        REG
Sarawak                      REG
Sierra Leone                 REG
Singapore                    REG
South Africa
Spain
Sweden                       EPO
Switzerland                  EPO
Trinidad & Tobago            REG
Tunisia
Uganda                       REG
Ukraine                      REG
USA                          CIP
Zanzibar                     REG

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                  EXHIBIT 1.21

                            J&J Pharmaceutical Group
                             1998 Reporting Calendar




                                      [**]

                                  EXHIBIT 1.22

                           PRE-OPTION CLINICAL TESTING



               THE EVALUATION OF THREE NORASTEMIZOLE DOSES (15 MG,
                30 MG, 45 MG) AND LORATADINE WHEN ADMINISTERED TO
                    SUBJECTS WITH SEASONAL ALLERGIC RHINITIS


     A Multi-Dose, Double-Dummy, Double-Blind, Placebo-Controlled, Parallel
                                   Group Study




                                Protocol 110-008

                                 IND No. 49,639

                                  26 June 1997







                                  SEPRACOR INC.
                                 111 Locke Drive
                              Marlborough, MA 01752
                                       USA

                                  EXHIBIT 1.22

                          PRE-OPTION CLINICAL TESTING



                                Protocol 110-005


              THE EFFECT OF ADMINISTRATION OF KETOCONAZOLE ON THE
             PHARMACODYNAMICS AND PHARMACOKINETICS OF NORASTEMIZOLE
                          IN NORMAL HEALTHY VOLUNTEERS

                                 IND NO. 49,639


                                6 November, 1997
                                     DRAFT





                                 SEPRACOR INC.
                                111 Locke Drive
                             Marlborough, MA 01752
                                      USA

                                  EXHIBIT 1.22

                          PRE-OPTION CLINICAL TESTING



                                Protocol 110-005


              THE EFFECT OF ADMINISTRATION OF KETOCONAZOLE ON THE
             PHARMACODYNAMICS AND PHARMACOKINETICS OF NORASTEMIZOLE
                          IN NORMAL HEALTHY VOLUNTEERS

                                 IND NO. 49,639


                                6 November, 1997
                                     DRAFT











                                 SEPRACOR INC.
                                111 Locke Drive
                             Marlborough, MA 01752
                                      USA

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions



                                  EXHIBIT 1.26


                                    R&D Plan







                                      [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions



                                  EXHIBIT 1.31


                    SEPRACOR PATENTS AND PATENT APPLICATION

                             norastemizole patents



--------------------------------------------------------------------------------------------------------------------
Case Number       Country      Status           FilDate      ApplNumber        PatNumber      Title
--------------------------------------------------------------------------------------------------------------------

                                                [**]





--------------------------------------------------------------------------------------------------------------------
P056.A       GB     GRANTED      03-Sep-1993     9504329.5      2285219       METHOD AND COMPOSITIONS FOR TREATING
                                                                              ALLERGIC DISORDERS ... USING
                                                                              METABOLIC DERIVATIVES OF ASTEMIZOLE
--------------------------------------------------------------------------------------------------------------------

                                                  [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions norastemizole patents



--------------------------------------------------------------------------------------------------------------------
Case Number       Country      Status           FilDate      ApplNumber        PatNumber      Title
--------------------------------------------------------------------------------------------------------------------

                                                [**]

                                 EXHIBIT 1.33

                  TRADEMARKS, TRADE NAMES, SERVICE MARKS AND
                           OTHER COMMERCIAL SYMBOLS







                None Existing as of the Date of the Agreement

                                EXHIBIT 2.5(a)


                          QUALITY CONTROL STANDARDS


                  To be provided pursuant to Section 2.5(a)

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions





                                 EXHIBIT 3.1(e)

                        Sepracor's Cost in Manufacturing


         Under the Agreement, Sepracor is paid for a quantity of Compound and/or Product based on Sepracor's fully-loaded manufacturing cost, which in turn is equal to the sum of: [**]. For purposes of this Agreement, such costs are defined as follows:

         The cost of production includes [**] (including without limitation [**]). Overheads include **].

         The cost of production shall also include [**] to be agreed upon by the Parties.

         Administrative costs include [**].

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions




                                 EXHIBIT 3.4(a)

                       SPECIFICATIONS WITH REGARDS TO THE
                            COMPOUND AND THE PRODUCT





Chemical Name;


Common Name:

Structural Formula:

Chemical Structure:                         [**]



Molecular Formula:

Molecular Weight:

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions



                                 EXHIBIT 3.4(a)




Physical & Chemical Characteristics

Description:

Appearance:                           [**]

Melting Range:

Solubility:                Solubility data is provided below.


                        Solubility in different solvents

        ----------------------------------------------------------------
                   Solvent                   Solubility (g/100 mL)
        ----------------------------------------------------------------


                                      [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions





                                 EXHIBIT 4.2(d)

                     Pre-Option Data Package Prioritization





                                      [**]

                                  EXHIBIT 11.6


                               Fleet Bank Letter

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions


                                EXHIBIT 13.1(b)

                             LIST OF THIRD PARTIES






                                      [**]






This list is an exhaustive list as of the date of this Agreement and shall not include any of the companies or successor companies to the listed companies resulting from a merger, consolidation, acquisition or other transaction as a result of which the control (as defined in Section 13.1 in relation to the Parties) over such company is changed.